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                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                             ASTRA RESOURCES, INC.,

                                       and

                        ASTRA RESOURCES COMPRESSION, INC.

                                 on the one hand

                                       and

                           HANOVER COMPRESSOR COMPANY

                                       and

                  HANOVER ACQUISITION CORP., on the other hand


                          Dated as of October 13, 1995


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                          AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of October 13, 1995, by and among Hanover Compressor Company, a Delaware corporation ("Parent"), Hanover Acquisition Corp., a Texas corporation ("Sub"), Astra Resources Compression, Inc., a Texas corporation (the "Company") and Astra Resources, Inc., a Kansas corporation and the holder of all of the issued and outstanding capital stock of the Company ("Astra").

       WHEREAS, Parent, Sub and the Company have each determined that it is advisable to provide for the merger of Sub with and into the Company (the "Merger"), qualifying under Section 368(a)(2)(E) of the Code, upon the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

       SECTION 1.1 Certain Defined Terms. As used in. this Agreement, the following terms shall have the following meanings.

       "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

       "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

       "Agreement" or "this Agreement" means this Agreement and Plan of Merger, dated as of October 13, 1995, by and among Parent, Sub, the Company and Astra (including the Exhibits hereto and the Disclosure Schedules) and all amendment hereto made in accordance with the provisions of Section 10.09.

       "Astra Indemnified Parties" has the meaning specified in Section 9.03.

       "Astra Liabilities" has the meaning specified in Section 9.02.

       "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of Houston.
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       "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the date hereof.

       "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System, as updated through the date hereof.

       "Certificate of Merger" has the meaning specified in Section 2.02.

       "Certificates" has the meaning specified in Section 2.08(a).

       "Claims" shall have the meaning specified in Section 9.02.

       "COBRA" has the meaning specified in Section 6.01(c).

       "COBRA Beneficiary" has the meaning specified in Section 6.01(C).

       "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

       "Company Assets" has the meaning specified in Section 3.21.

       "Company Business" means the business of acquiring, leasing, refurbishing, maintaining and servicing gas compressors and all other business which is being conducted by the Company and the Company Subsidiaries.

       "Company Common Stock" means the common stock of the Company, par value $1.00 per share.

       "Company Disclosure Schedule" means the Company Disclosure Schedule prepared by the Company attached hereto, dated as of the date hereof, and forming a part of this Agreement. The disclosure of any information in any Section of the Company Disclosure Schedule shall be deemed to constitute the disclosure of such information required in other Sections thereof applicable to such information whether or not set forth in such other Sections.

       "Company Employee" has the meaning specified in Section 6.01(a).

       "Company Entity" or "Company Entities" shall mean any one or all of the Company and the Company Subsidiaries.

       "Company Financial Statements" has the meaning specified in Section 3.08(a).

       "Company Intellectual Property" has the meaning specified in Section
3.18.





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       "Company Interim Financial Statements" has the meaning specified in
Section 3.08(a).

       "Company Leased Real Property" means the real property leased by the Company or any Company Subsidiary, as tenant, together with, to the extent leased by the Company or any Company Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Company Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

       "Company Material Contracts" has the meaning specified in Section
3.17(a).

       "Company Owned Real Property" means the real property owned by the Company or any Company Subsidiary, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Company Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

       "Company Plans" has the meaning specified in Section 3.24(a).

       "Company Preferred Stock" has the meaning specified in Section 3.03.

       "Company Real Property" means the Company Leased Real Property and the Company Owned Real Property.

       "Company Receivables" means any and all accounts receivable, notes and other amounts receivable by the Company or any Company Subsidiary from third parties, including, without limitation, customers, arising from the conduct of its business or otherwise before the Effective Time, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

       "Company Subsidiaries" means those entities designated as such in
Section 3.04(a) of the Company Disclosure Schedule.

       "Company Tangible Personal Property" means machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property used in the Company Business or owned or leased by the Company or any Company Subsidiary.

       "Company" has the meaning specified in the preamble to this Agreement.





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       "Confidentiality Agreement" means the letter agreement dated as of May
23, 1995 between Astra and Parent.

       "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership. directly or indirectly of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

       "Controlled Group Plan" has the meaning specified in Section 3.24(b).

       "Delaware Law" means the General Corporation Law of the State of Delaware, as the same may be amended from time to time.

       "Disclosure Schedules" means the Company Disclosure Schedule and the Parent Disclosure Schedule.

       "Effective Time" has the meaning specified in Section 2.02.

       "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

       "Environment" means surface waters, groundwaters, soil, subsurface strata and ambient air.

       "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including, without limitation, (a) those by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) those by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

       "Environmental Condition" means a condition relating to or arising or resulting from a failure to comply with any applicable





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Environmental Law or Environmental Permit or a Release of Hazardous Materials
into the Environment.

       "Environmental Laws" means any Law in effect, now or through the Effective Time and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Hazardous Materials Transportation Act. 49 U.S.C. Sections 6901 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Toxic Substances Control Act. 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq.; the Federal Insecticide, Fungicide and Reodenticide Act, 7 U.S.C. Sections 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. Sections 136 et seq.; and the Federal Food, Drig and Cosmetic Act, 21 U.S.C. Sections 301 et seq.

       "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

       "ERISA" has the meaning specified in Section 3.24(a).

       "Excluded Assets" has the meaning specified in Section 2.09.

       "Exempt Plans" has the meaning specified in Section 6.01(d).

       "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

       "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

       "Hanover Entity" or "Hanover Entities" means any one or all of Parent and the Hanover Subsidiaries as appropriate.

       "Hanover Indemnified Parties" has the meaning specified in Section 9.02

       "Hanover Liabilities" has the meaning specified in Section 9.03.

       "Hanover Subsidiaries" means those entities designated as such in
Section 4.04 (a) of the Parent Disclosure Schedule.

       "Hazardous Materials" means (a) any chemicals, materials or substances defined as or included in the definition of "hazardous





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substances, "hazardous wastes", "hazardous materials", "extremely hazardous wastes", restricted hazardous wastes", "toxic substances," "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (b) any other chemical, material or substance to the extent exposure to which is regulated by any Governmental Authority, including petroleum and petroleum products.

       "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

       "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, excluding trade payables and purchase orders in the ordinary course of business, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.





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       "Indemnification Claim" shall have the meaning specified in Section
9.05(a).

       "Indemnifying Party" shall have the meaning specified in Section
9.05(a).

       "Indemnified Party" shall have the meaning specified in Section 9.05(a).

       "IRS" means the Internal Revenue Service of the United States.

       "Law" shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

       "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

       "Material Adverse Effect" shall mean (i) with respect to the Company, any circumstance, change in, or effect on the business of any of the Company Entities that, individually or in the aggregate with any other circumstances, changes in, or effects on the business, of the Company Entities is, or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, results of operations or the condition (financial or otherwise) of the Company Entities taken as a whole or (ii) with respect to Parent, any circumstance, change in, or effect on the business of any of the Hanover Entities that, individually or in the aggregate, with any other circumstances, changes in, or effects on, the business of the Hanover Entities is or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, results of operations or the condition (financial or otherwise) of the Hanover Entities taken as a whole.

       "Merger" has the meaning specified in the recitals.

       "Multiemployer Plan" has the meaning specified in Section 3.24(b).

       "Multiple Employer Plan" has the meaning specified in Section 3.24(b).

       "Notice Date" has the meaning specified in Section 9.05(b).

       "Notice of Claim" has the meaning specified in Section 9.05(a).





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       "Parent Assets" has the meaning specified in Section 4.21.

       "Parent Business" means the business of acquiring, leasing, refurbishing, maintaining and servicing natural gas compression equipment and the design and fabrication of oil and gas production equipment.

       "Parent Common Stock" shall mean the common stock of Parent having a par value of $.001 per share.

       "Parent Disclosure Schedule" shall mean the Parent Disclosure Schedule prepared by the Parent (on behalf of itself and Sub) attached hereto, dated as of the date hereof, and forming a part of this Agreement. The disclosure of any information in any Section of the Parent Disclosure Schedule shall be deemed to constitute the disclosure of such information required in other Sections thereof applicable to such information whether or not set forth in such Sections.

       "Parent Financial Statements" has the meaning specified in Section
4.08(a).

       "Parent Intellectual Property" has the meaning specified in Section
4.18.

       "Parent Interim Financial Statements" has the meaning specified in
Section 4.08(a).

       "Parent Leased Real Property" means the real property leased by the Parent or any Hanover Subsidiary, as tenant, together with, to the extent leased by the Parent or any Hanover Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Parent or any Hanover Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

       "Parent Material Contracts" has the meaning specified in Section
4.17(a).

       "Parent Owned Real Property" means the real property owned by the Parent or any Hanover Subsidiary, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property o. the Parent or any Hanover Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

       "Parent Plans" has the meaning specified in Section 4.24(a).





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       "Parent Real Property" means the Parent Leased Real Property and the
Parent Owned Real Property.

       "Parent Receivables" means any and all accounts receivable, notes and other amounts receivable by the Parent or any Hanover Subsidiary from third parties, including, without limitation, customers, arising from the conduct of its business or otherwise before the Effective Time, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

       "Parent Tangible Personal Property" means machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property used in the Parent Business or owned or leased by the Parent or any Hanover Subsidiary.

       "Parent" has the meaning specified in the preamble to this Agreement.

       "Parent's Accountants" means Price Waterhouse, LLP, independent accountants of Parent.

       "Permits" has the meaning specified in Section 3.16(a).

       "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $100,000 in the case of a single property or $500,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d} minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, and (ii) do not render title to the property encumbered thereby unmarketable; and (e) Encumbrances that do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

       "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

       "Registration Rights Agreement" means that certain Third Amended and Restated Registration Rights Agreement of Hanover





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Compressor Company, a copy of which is attached hereto as Exhibit A.

       "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

       "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

       "Series A Preferred Stock" has the meaning specified in Section 4.03(a).

       "Series B Preferred Stock" has the meaning specified in Section 4.03(a).

       "Stockholders' Agreement" means that certain Amended and Restated Stockholders Agreement of Hanover Compressor Company, dated as of the date hereof, a copy of which is attached hereto as Exhibit B.

       "Surviving Corporation" has the meaning specified in Section 2.01.

       "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added. or gains taxes: license, registration and documentation fees; and customs duties, tariffs, and similar charges.

       "Texas Law" means the General Corporation Law of the State of Texas, as the same may be amended from time to time.

       "Third Party Claim" has the meaning specified in Section 9.05(b).

       "To the best knowledge of Parent" shall mean the actual knowledge of those Persons listed on Section 1.01 of the Parent Disclosure Schedule.





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       "To the best knowledge of the Company" shall mean the actual knowledge of those persons listed on Section 1.01 of the Company Disclosure Schedule.

       "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect during the relevant period and applied consistently throughout the periods involved.

       "USTs" means underground storage tanks, as such term is defined in the Resource Conservation and Recovery Act, as amended, and the regulations promulgated thereunder.

                                   ARTICLE II

                                   THE MERGER

       SECTION 2.1 The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with Texas Law, at the Effective Time Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

       SECTION 2.2 Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Texas, in such form as is required by, and executed in accordance with the relevant provisions of, Texas Law (the date and time that such filings are made being the "Effective Time"). Prior to such filing, a closing shall be held at the offices of Parent, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
Article VII.

       SECTION 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Texas Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

       SECTION 2.4 Certificate of Incorporation; By-laws. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be as set forth in Exhibit 2.04(a), until





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thereafter amended as provided by law and such Certificate of Incorporation.

              (b) The By-laws of Sub as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

       SECTION 2.5 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

       SECTION 2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of the Company Common Stock:

              (i) The Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into 30,555.56 shares of newly and validly issued, fully paid and nonassessable shares of Parent Common Stock. All such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter evidence the right to receive a certificate evidencing the shares of Parent Common Stock into which such Company Common Stock was converted in the Merger. Certificates previously evidencing shares of Company Common Stock shall be exchanged for certificates evidencing shares of Parent Common Stock issued in consideration therefor.

              (a) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for 100 newly and validly issued, fully paid and nonassessable shares of Company Common Stock.

              (b) No Further Rights. All shares of Parent Common Stock issued upon conversion of the -,hares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

              (c) Stock Transfer Books. At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the





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holders of shares of Company Common Stock outstanding immediately prior to the
Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable Law.

       SECTION 2.7 Vehicles and Computer Equipment. (a) The Company has leased the vehicles and computer equipment described on Schedule 2.07 under a lease agreement identified on such schedule. Under that lease the Company has the right to cause the lessor to sell such vehicles and computer equipment to third parties at fair market value. At the Effective Time, Parent shall purchase such vehicles from the lessor as provided in such lease at a price equal to wholesale, fair market value determined by reference to the applicable NADA price book and the computer equipment for a purchase price of $7,433.18.

              (b) Parent agrees to be responsible for and pay all sales taxes, transfer, permit and license fees and other similar costs that relate to the purchase by Parent and the transfer to Parent of such vehicles and computer equipment. The Company shall take such action as may reasonably be required to permit such purchase of the vehicles and computer equipment by Parent.

       SECTION 2.8 Repayment of Loans. Parent shall pay to Astra at the Effective Time in immediately available funds an amount equal to borrowings made by the Company from Western Resources, Inc. or Astra to fund expansion of the Company's natural gas compressor fleet from July 1, 1995 to the Effective Time, plus interest thereon at a rate equal to one percent over the 30-day London Inter Bank Offering Rate as announced from time to time, such amount to be reduced by any distributions or loan repayments by the Company to Astra or its Affiliates subsequent to June 30, 1995, and tax sharing payments accruing subsequent to June 30, 1995 owed and unpaid by Astra or its Affiliates to the Company pursuant to the tax allocation agreement described in Section 3.27 of the Company Disclosure Schedule, all as to be set forth in a schedule agreed to by the parties at least three days prior to the Closing Date. Such payment shall be in full satisfaction and repayment of all loans or advances by Western Resources, Inc., Astra or their Affiliates to the Company or the Company Subsidiaries. In the absence of an agreement with respect to such schedule, a determination by a big six accounting firm selected by the parties (but excluding Price Waterhouse LLP and Arthur Anderson & Co. LLP) of such amount shall be utilized for purposes of effecting the Closing. Any loans by Western or Astra outstanding prior to July 1, 1995, together with any accrued interest thereon and any tax sharing payments accrued and unpaid by Astra or its Affiliates prior to July 1, 1995, shall be converted to equity prior to the Closing.

       SECTION 2.9 Excluded Assets. The assets described in Section 2.09 of the Company Disclosure Schedule shall be transferred by the





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
Company to Astra prior to the Effective Time at no cost to the Company.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                            OF THE COMPANY AND ASTRA

       As an inducement to Parent and Sub to enter into this Agreement, the Company and Astra hereby jointly and severally represent and warrant to Parent and Sub as follows:

       SECTION 3.1 Authority of the Company and Astra. Each of the Company and Astra has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Company and Astra, the performance by each of the Company and Astra of its obligations hereunder and the consummation by each of the Company and Astra of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of the Company and Astra (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Texas Law). This Agreement has been duly executed and delivered by each of the Company and Astra, and (assuming due authorization, execution and delivery by the other parties hereto of this Agreement), this Agreement constitutes, a legal, valid and binding obligation of each of the Company and Astra enforceable against each of the Company and Astra in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

       SECTION 3.2 Organization of the Company and Astra; Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Company Business as currently conducted. Astra is a corporation duly organized, validly existing and in good standing under the laws of the state of Kansas. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing does not have a Material Adverse Effect. All material corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws. True and correct copies of the Certificate of Incorporation and By-laws of the Company, each as in effect on the date hereof, have been delivered or made available by the Company to Sub.

       SECTION 3.3 Capital Stock of the Company. (a) The authorized capital stock of the Company consists of 100,000 shares of Company Common Stock, and 100,000 shares of preferred stock, $1.00 par value (the "Company Preferred Stock"). As of the date hereof, 1,000 shares of Company Common Stock are issued and outstanding, all of which are owned by Astra, are validly issued, fully paid and nonassessable. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. None of the issued and outstanding shares of Company Common Stock was issued in violation of any preemptive rights. Except as set forth in Section 3.03(a)(i) of the Company Disclosure Schedule, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.03(a)(ii) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

              (b) The stock register of the Company accurately records: (i) the name and last known address of each Person who is a record owner of shares of capital stock of the Company and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

       SECTION 3.4 Company Subsidiaries. (a) Other than the Company Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Company Subsidiaries, the Company is not a member of (nor is any part of the Company Business conducted through) any partnership. Except as set forth in Section 3.04(a) of the Company Disclosure Schedule, the Company is not a participant in any joint venture or similar arrangement.

              (b) Each Company Subsidiary (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (ii) has all necessary corporate power and authority to own, operate or lease the properties and assets owned, operated or leased by such Company Subsidiary and to carry on its business as currently conducted by such Company Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect.

              (c) All the outstanding shares of capital stock of each Company Subsidiary which are owned, directly or indirectly, by the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned by the Company, whether directly or indirectly, free and clear of all Encumbrances, except as set forth in Section 3.04(c) of the Company Disclosure Schedule.

              (d) Except as set forth in Section 3.04(d) of the Company Disclosure Schedule and other than those shares of Company Subsidiary capital stock owned, directly or indirectly, by the Company, there are no shares of capital stock of any Company Subsidiary issued or outstanding. Except as set forth in Section 3.04(d) of the Company Disclosure Schedule, there are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Company Subsidiary or obligating Astra, the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Company Subsidiary.

              (e) All material corporate actions taken by each Company Subsidiary have been duly authorized and no Company Subsidiary has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its charter or by-laws (or similar organizational documents). True and complete copies of the charter and by-laws (or similar organizational documents), in each case as in effect on the date hereof, of each Company Subsidiary have been delivered or made available by the Company to Parent.

              (f) Except as set forth in Section 3.04(f) of the Company Disclosure Schedule, no Company Subsidiary is a member of (nor is any part of its business conducted through) any partnership nor is any Company Subsidiary a participant in any joint venture or similar arrangement.

              (g) Except as set forth in Section 3.04(g) of the Company Disclosure Schedule, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Company Subsidiary.

              (h) The stock register of each Company Subsidiary accurately records: (i) the name and address of each Person owning shares of capital stock of such Company Subsidiary and (ii) the certificate number of each certificate evidencing shares of capital stock issued by such Company Subsidiary, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

       SECTION 3.5 Corporate Books and Records. The minute books of the Company and the Company Subsidiaries properly reflect all material actions of the stockholders and the boards of directors of the Company and the Company Subsidiaries. Complete and accurate copies of all minute books and of the stock register of the Company and each Company Subsidiary have been provided or made available by the Company to Parent. The foregoing notwithstanding, copies of the minute books of the Company and the Company Subsidiaries made available by the Company to Parent prior to the Effective Time do not contain records of proceedings relating to the consideration of the transactions contemplated by this Agreement or the alternatives thereto considered by the Boards of Directors (or committees thereof) of the Company and the Company Subsidiaries in the discharge of their fiduciary duties.

       SECTION 3.6 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in this Section 3.06 have been obtained and all filings and notifications listed in Section 3.07 of the Company Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by each of the Company and Astra do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of the Company, Astra or any Company Subsidiary, (b) conflict with or violate any Law or Governmental Order applicable to the Company, Astra, any Company Subsidiary or any of their respective assets, properties or businesses, including, without limitation, the Company Business, which conflict or violation would, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the transaction contemplated hereby or (c) except as set forth in Section 3.06(c) of the Company Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company, Astra or any Company Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company, Astra or any

Company Subsidiary is a party or by which any of such assets or properties is bound or affected which conflict or violation would, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the transaction contemplated hereby.

       SECTION 3.7 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by each of the Company and Astra do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in Section 3.07 of the Company Disclosure Schedule and
(b) the notification requirements of the HSR Act.

       SECTION 3.8 Financial Information, Books and Records, and Operating Data. (a) True and complete copies of (i) the unaudited consolidated balance sheet of the Company for each of the two fiscal years ended as of December 31, 1993 and December 31, 1994, and the related unaudited consolidated statements of income, retained earnings, stockholders' equity and cash flows of the Company, together with all related notes and schedules thereto, (collectively referred to herein as the "Company Financial Statements") and (ii) the unaudited consolidated balance sheet of the Company as of August 31, 1995 and the related consolidated statements of income, retained earnings, stockholders' equity and cash flows of the Company, together with all related notes and schedules thereto (collectively referred to herein as the "Company Interim Financial Statements") have been delivered by the Company to Parent. Except as disclosed in Section 3.08 of the Company Disclosure Schedule, the Company Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the consolidated financial condition and results of operations of the Company and the Company Subsidiaries as of the dates thereof or for the periods covered thereby, and (iii) include all material adjustments that are necessary for a fair presentation of the consolidated financial condition of the Company and the Company Subsidiaries and the results of the operations of the Company and the Company Subsidiaries as of the dates thereof or for the periods covered thereby, subject, in the case of the Company Interim Financial Statements, to normal year end adjustments.

              (b) The books of account and other financial records of the Company and the Company Subsidiaries: (i) reflect all material items of income and expense and all material assets and Liabilities required to be reflected therein on a basis consistent with the past practices of the Company and the Company Subsidiaries, respectively, and (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies subject to non-material normal year end adjustments.

       SECTION 3.9 No Undisclosed Liabilities. There are no Liabilities of the Company or any Company Subsidiary, other than Liabilities (i) reflected or reserved against on the balance sheet included in the Company Interim Financial Statements, (ii) disclosed in Section 3.09 of the Company Disclosure Schedule and (iii) incurred since the date of the Company Interim Financial Statements in the ordinary course of the Company Business, consistent with the past practice of the Company and the Company Subsidiaries which do not individually or in the aggregate, have a Material Adverse Effect. Reserves are reflected on the balance sheet included in the Company Interim Financial Statements in amounts that have been established on a basis consistent with the past practices of the Company and the Company Subsidiaries.

       SECTION 3.10 Receivables. Except to the extent, if any, reserved for on the balance sheet included in the Interim Financial Statements and except as set forth in Section 3.10 of the Company Disclosure Schedule, all Company Receivables reflected on the balance sheet included in the Company Interim Financial Statements arose from, and the Receivables existing as of the Effective Time will have arisen from, the sale of inventory or services to Persons not affiliated with the Company or any Company Subsidiary and in the ordinary course of the Company Business consistent with past practice and, except as reserved against on the balance sheet included in the Company Interim Financial Statements, constitute or will constitute, as the case may be, and, to the best knowledge of the Company, are only valid, undisputed claims of the Company or a Company Subsidiary and, to the best knowledge of the Company, are not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the Company Business consistent with past practice.

       SECTION 3.11  Bookings Reports. The bookings reports that appear in
Section 3.11 of the Company Disclosure Schedule are the most recent regularly prepared bookings reports prepared by the Company and reflect customer orders for compression services to be rendered by the Company and the Company Subsidiaries.

       SECTION 3.12 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the date of the Company Interim Financial Statements, except as disclosed in Section 3.12 of the Company Disclosure Schedule, the Company Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.12 of the Company Disclosure Schedule, since the date of the Company Interim Financial Statements, neither the Company nor any Company Subsidiary has:

               (i) permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company or any Company Subsidiary to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Effective Time;

              (ii) except in the ordinary course of the Company Business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the balance sheet included in the Company Interim Financial Statements and current liabilities incurred in the ordinary course of the Company Business consistent with past practice since the date of the Company Interim Financial Statements;

             (iii) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person:

              (iv) failed to pay any creditor any amount in excess of $100,000 in the aggregate owed to such creditor, except to the extent any such amount is the subject of a bona fide dispute;

               (v) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Company or any Company Subsidiary or otherwise, other than dividends, distributions and redemptions declared, made or paid by any Company Subsidiary solely to the Company;

              (vi) made any material changes in the customary methods of operations of the Company or any Company Subsidiary, including, without limitation, practices and policies relating to manufacturing, purchasing, inventories, marketing, selling and pricing;

             (vii) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of the Company Business consistent with past practice;

            (viii) made any capital expenditure or commitment for any capital expenditure or budgeted any capital expenditure in excess of $1,000,000 individually and not specified in Section 3.12(viii) of the Company Disclosure Schedule;

              (ix) except in the ordinary course of the Company Business consistent with past practice, issued any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $100,000 individually or $500,000 in the aggregate:

               (x) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed
       (including, without limitation, leasehold interests and intangible assets) with a book value of $100,000 individually or $500,000 in the aggregate, other than the sale or lease of inventories in the ordinary course of the Company Business consistent with past practice;

              (xi) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company or any Company Subsidiary;

             (xii) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);


            (xiii) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company or any Company Subsidiary to any of its employees, including, without limitation, any increase or change pursuant to any Company Plan or (B) established or increased or promised to increase any benefits under any Company Plan, in either case except
       (i) as required by Law, or any agreement listed in Section 3.12(xiii) of the Company Disclosure Schedule or (ii) for increases in wages or salaries in the ordinary course of business and in a manner consistent with the past practices of the Company or such Company Subsidiary;

             (xiv) written down or written up the value of any Company inventories or receivables or revalued any assets of the Company or any Company Subsidiary other than in the ordinary course of the Company Business consistent with past practice;

              (xv) amended, terminated, cancelled or compromised any claims of the Company or any Company Subsidiary in excess of $50,000 individually or $100,000 in the aggregate or waived any other rights of substantial value to the Company or any Company Subsidiary;

             (xvi) made any change in any method of accounting or accounting practice or policy used by the Company or any Company Subsidiary, other than such changes required by U.S. GAAP or disclosed in Section 3.12 of the Company Disclosure Schedule:

            (xvii) failed to maintain the Company Assets in accordance with past business practice and in good operating condition and repair, ordinary wear and tear excepted;

           (xviii) allowed any Permit or Environmental Permit that was issued or relates to the Company or any Company Subsidiary or otherwise relates to any Asset to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire prior to the Effective Time which, individually or in the aggregate, would have a Material Adverse Effect;

            (xix) incurred any Indebtedness in excess of $100,000 individually or $500,000 in the aggregate;

             (xx) amended, modified or consented to the termination of any Company Material Contract or the Company's or any Company Subsidiary's rights thereunder;

            (xxi) amended or restated the Certificate of Incorporation or the By-laws (or other organizational documents) of the Company or any Company Subsidiary;

           (xxii) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of less than 50 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

          (xxiii)    made charitable contributions in excess of an aggregate of
       $15,000;

           (xxiv) disclosed any secret or confidential Company Intellectual Property (except by way of issuance of a patent) or permitted to lapse or go abandoned any Company Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company or any Company Subsidiary has any right, title, interest or license, which disclosure, lapse or abandonment has a Material Adverse Effect;

            (xxv) made any express or deemed election or settled or compromised any liability, with respect to Taxes of the Company or any Company Subsidiary;

           (xxvi) suffered any casualty loss or damage with respect to any of the Company Assets which in the aggregate have a replacement cost of more than $250,000, whether or not such loss or damage shall have been covered by insurance; or

          (xxvii)    agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.12 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.12, except as expressly contemplated by this Agreement.

       SECTION 3.13 Litigation. Except as set forth in Section 3.13 of the Company Disclosure Schedule (which, with respect to each Action disclosed therein, sets forth: the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against Astra, the Company or any Company Subsidiary, or affecting any of the Company Assets, pending or, to the knowledge of the Company, threatened and which, if adversely determined, would have a Material Adverse Effect. None of the matters disclosed in Section 3.13 of the Company Disclosure Schedule has or has had a Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Section 3.13 of the Company Disclosure Schedule, none of the Company, the Company Subsidiaries nor any of the Company Assets is subject to any Governmental Order (nor, to the knowledge of the Company, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect

       SECTION 3.14 Certain Interests. (a) To the best knowledge of the Company, after due inquiry of the officers and directors of Astra, the Company and the Company Subsidiaries, except as disclosed in Section 3.14(a) of the Company Disclosure Schedule, no officer or director of Astra, the Company or any Company Subsidiary and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

              (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company or any Company Subsidiary, provided, however, that the ownership of securities representing not more than five percent of the outstanding voting power of any competitor, supplier or customer, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer:

             (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company or any Company Subsidiary uses or has used in the conduct of the Company Business or otherwise; or

            (iii) has outstanding any Indebtedness to the Company or any Company Subsidiary.

              (b) To the best knowledge of the Company, after due inquiry of the officers and directors of the Company and the Company Subsidiaries, except as disclosed in Section 3.14(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any Liability or any other obligation of any nature whatsoever to any officer, director or shareholder of the Company or any Company Subsidiary or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder.

       SECTION 3.15 Compliance with Laws. Except as set forth in Section 3.15 of the Company Disclosure Schedule, the Company and the Company Subsidiaries have each conducted and continue to conduct the Company Business in accordance with all Laws and Governmental Orders applicable to the Company or any Company Subsidiary or any of the Company Assets or the Company Business, except to the extent the failure to do so, either individually or in the aggregate, would not have a Material Adverse Effect, and neither the Company nor any Company Subsidiary is in material violation of any such Law or Governmental Order.

       SECTION 3.16 Environmental and Other Permits and Licenses; Related Matters. Each of the representations and warranties set forth in this Section
3.16 is true and correct with respect to the Company and the Company Subsidiaries and to all Company Owned Real Property and Company Leased Real Property owned or leased by the Company or any Company Subsidiary currently or since January 1, 1992: (i) Except as disclosed in Section 3.16(a)(i) of the Company Disclosure Schedule, the Company and the Company Subsidiaries currently hold all material health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "Permits"), including, without limitation, Environmental Permits, required for the current use, occupancy and operation of each Company Asset and the conduct of the Company Business, and all such Permits are in full force and effect. Except as disclosed in Section 3.16(a)(ii) of the Company Disclosure Schedule, to the best knowledge of the Company, there is no existing practice, action or activity of the Company or any Company Subsidiary and no existing condition of the Company Assets or the Company Business which will between now and the Effective

Time give rise to any civil or criminal Liability under, or violate or prevent compliance with, any health or occupational safety or other applicable Law and which, individually or in the aggregate, would have a Material Adverse Effect. Except as set forth in Section 3.16(a)(iii) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any notice from any Governmental Authority revoking, cancelling, rescinding, materially modifying or refusing to renew any Permit, which action, individually or in the aggregate, would have a Material Adverse Effect or providing written notice of violations under any Law. Except as disclosed in Section 3.16(a)(iv) of the Company Disclosure Schedule, the Company and each Company Subsidiary is in all respects in compliance with the Permits and the requirements of the Permits the failure to comply with which, individually or in the aggregate, would have a Material Adverse Effect. Section 3.16(a)(v) of the Company Disclosure Schedule identifies all material Permits which will require the consent of any Governmental Authority in the event of the consummation of the transactions contemplated by this Agreement.

              (a) Except as disclosed in Section 3.16(b) of the Company Disclosure Schedule, (i) Hazardous Materials have not been treated, stored in excess of 90 days except in compliance with Environmental Laws (or except in quantities used in the ordinary course of operations of the Company Business) on, or Released by the Company or the Company Subsidiaries or, to the knowledge of the Company or the Company Subsidiaries, by any third party on, any Company Real Property which gives rise to liability which would, individually or in the aggregate, have a Material Adverse Effect; (ii) all wastes, including those wastes containing Hazardous Materials, generated by the Company and the Company Subsidiaries have been disposed of in substantial compliance with all applicable Environmental Laws and Environmental Permits; (iii) there are no past (since January 1, 1992), pending or, to the best knowledge of the Company, threatened Environmental Claims against the Company, any Company Subsidiary, or any Company Real Property; (iv) no Company Real Property is listed or to the best knowledge of the Company proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list of sites which require investigation or cleanup; and (v) to the best knowledge of the Company, neither the Company nor any Company Subsidiary has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or, to the best knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list which will require investigation or cleanup or which is the subject of any Environmental Claim.

              (b) Except as disclosed in Section 3.16(c) of the Company Disclosure Schedule, there are not now and, to the best knowledge of the Company, never have been any USTs located on any Company Real Property.

       SECTION 3.17 Company Material Contracts. (a) The Company has, or has caused to be made available to Parent for review and duplication, correct and complete copies (or in the case of oral contracts, summaries thereof) of all of the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Company and the Company Subsidiaries (such contracts and agreements, together with all material contracts, agreements, leases and subleases concerning the management or operation of any Company Real Property (including, without limitation, brokerage contracts) to which the Company or any Company Subsidiary is a party and all material agreements relating to Company Intellectual Property, being "Company Material Contracts"):

              (i) each contract and agreement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company, any Company Subsidiary or otherwise related to the Company Business under the terms of which the Company or any Company Subsidiary: (A) is likely to pay or otherwise give consideration of more than $250,000 in the aggregate during the calendar year ended December 31, 1995, (B) is likely to pay or otherwise give consideration of more than $500,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by the Company or such Company Subsidiary without penalty or further payment and without more than 30 days' notice;

              (ii) each contract and agreement for the sale or lease of inventory or other personal property or for the furnishing of services by the Company or any Company Subsidiary which: (A) is likely to involve consideration of more than $250,000 in the aggregate during the calendar year ended December 31, 1995, (B) is likely to involve consideration of more than $500,000 in the aggregate over the remaining term of the contract or (C) cannot be cancelled by the Company or such Company Subsidiary without penalty or further payment and without more than 30 days' notice;

              (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Company Subsidiary is a party;

              (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) involving exclusive rights or requiring payments in excess of $100,000 individually to which the Company or any Company Subsidiary is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

              (v) all contracts and agreements relating to Indebtedness of the Company or any Company Subsidiary in excess of $100,000 individually or $500,000 in the aggregate;

              (vi) all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party;

              (vii) all contracts and agreements that limit or purport to limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any Person or in and geographic area or during any period of time:

              (viii) all contracts and agreements between or among the Company or any Company Subsidiary on the one hand and the Company or any Affiliate of the Company on the other hand:

              (ix) all contracts and agreements providing for benefits under any Company Plan;

              (x)    all contracts for the lease of gas compressors; and

              (xi) all other contracts and agreements whether or not made in the ordinary course of business, which are in excess of $250,000 or not cancelable without penalty upon not more than 30 days notice.

       For purposes of this Section 3.17 and Sections 3.18, 3.19 and 3.20, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

              (b) Except as disclosed in Section 3.17(b) of the Company Disclosure Schedule, each Company Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 3.07 of the Company Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Except as set forth in Section 3.17(b) of the Company Disclosure Schedule to the best knowledge of the Company, neither the Company nor any Company Subsidiary is in breach of, or default under, any Company Material Contract which breach or default would have a Material Adverse Effect.

              (c) Except as disclosed in Section 3.17(c) of the Company Disclosure Schedule, to the Company's knowledge, no other party to any Company Material Contract is in breach thereof or default thereunder.

              (d) Except as disclosed in Section 3.17(d) of the Company Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of the Company Business consistent with past practice, any of the properties or assets of the Company or any Company Subsidiary.

       SECTION 3.18 Patents and Trademarks. The Company and each Company Subsidiary owns of record, has obtained a valid license to use, possesses, or can acquire on reasonable terms, adequate patents, trademarks, service marks and trade names (collectively, the "Company Intellectual Property") necessary to conduct the business now operated by it, except for any patents, trademarks, service marks and trade names which if not owned, licensed, possessed or acquired would not be reasonably expected to have a Material Adverse Effect, and neither the Company nor any Company Subsidiary has received any notice of infringement of, or conflict with, asserted rights of others with respect to any patent, trademark, service mark or trade name which, individually or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

       SECTION 3.19 Real Property. (a) Except as described in Section 3.19(a) or 3.16 of the Company Disclosure Schedule, to the best knowledge of the Company, there is no material violation of any Law (including, without limitation, any building, planning or zoning law) relating to any of the Company Real Property. Either the Company or a Company Subsidiary, as the case may be, is in peaceful and undisturbed possession of each parcel of Company Real Property and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises in the manner in which they are currently being used. To the best knowledge of the Company, there are no material latent defects or material adverse physical conditions affecting the Company Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Company Real Property. Except as set forth in Section 3.19(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is leasing or subleasing any parcel or any portion of any parcel of Company Real Property to any other Person, nor has the Company or any Company Subsidiary assigned its interest under any lease or sublease for any Company Leased Real Property to any third party.

              (b) The Company has, or has caused to be, made available to Parent for review and duplication true and complete copies of all leases and subleases for any Company Leased Real Property and all amendments thereto. With respect to each of such leases and subleases:

              (i) such lease or sublease is legal, valid, binding and in full force and effect and represents the entire agreement between the respective landlord and tenant with respect to such property;

              (ii) except as otherwise set forth in Section 3.19(b)(ii) of the Company Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a material breach or a material default under such lease or sublease or otherwise give the landlord a right to terminate such lease or sublease;

              (iii) except as otherwise disclosed in Section 3.19(b)(iii) of the Company Disclosure Schedule, with respect to each such lease or sublease: (A) neither the Company nor any Company Subsidiary has received any notice of cancellation or termination under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except upon a breach or default by the Company or any Company Subsidiary thereunder, (B) neither the Company nor any Company Subsidiary has received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) neither the Company nor any Company Subsidiary has granted to any other Person any rights, adverse or otherwise, under such lease or sublease; and

              (iv) none of the Company, any Company Subsidiary nor (to the best knowledge of the Company) any other party to such lease or sublease, is in breach or default in any material respect, and, to the best knowledge of the Company, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease which would have a Material Adverse Effect.

              (c) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the best knowledge of the Company, threatened against the Company Real Property.

              (d) All Company Real Property is occupied under a valid and current certificate of occupancy or similar permit or, to the best knowledge of the Company, there are no facts that would prevent the Company Real Property from being occupied by the Company or any Company Subsidiary, as the case may be, after the Effective Time in the same manner as occupied by the Company or such Company Subsidiary immediately prior to the Effective Time.

              (e) The rental set forth in each lease or sublease of the Company Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

              (f) To the best knowledge of Company, either the Company or a Company Subsidiary, as the case may be, has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Company Leased Real Property on the terms and conditions contained therein.

       SECTION 3.20 Company Tangible Personal Property. (a) The Company has, or has caused to be, made available to Parent for review and duplication true and complete copies of all leases and subleases for Company Tangible Personal Property having a value in excess of $250,000 and all amendments thereto. With respect to each of such leases and subleases:

              (i) such lease or sublease is legal, valid, binding and in full force and effect and represents the entire agreement between the respective lessor and lessee with resPect to such Property;

              (ii) except as set forth in Section 3.20(a)(ii) of the Company Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a material breach or a material default under such lease or sublease or otherwise give the lessor a right to terminate such lease or sublease;

              (iii) except as otherwise disclosed in Section 3.20(a)(iii) of the Company Disclosure Schedule, with respect to each such lease or sublease: (A) neither the Company nor any Company Subsidiary has received any notice of cancellation or termination under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except upon a breach or default by the Company or any Company Subsidiary thereunder, (B) neither the Company nor any Company Subsidiary has received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) neither the Company nor any Company Subsidiary has granted to any other Person any rights, adverse or otherwise, under such lease or sublease: and

              (iv) none of the Company, any Company Subsidiary nor to the best knowledge of the Company any other party to such lease or sublease, is in breach or default in any material respect, and, to the best knowledge of the Company, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease which would have a Material Adverse Effect.

              (b) Neither the Company nor any Company Subsidiary, as the case may be, has waived the full right to exercise any renewal options contained in the leases and subleases pertaining to the Company Tangible Personal Property on the terms and conditions contained therein.

       SECTION 3.21 Company Assets. (a) Except as disclosed in Section 3.21 of the Company Disclosure Schedule, either the Company or a Company Subsidiary, as the case may be, owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Company Intellectual Property, the Company Real Property and the Company Tangible Personal Property, used in the conduct of the Company Business or otherwise owned, leased or used by the Company or any Company Subsidiary and which are material and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts, agreements and other arrangements used by the Company or any Company Subsidiary or in or relating to the conduct of the Company Business (all such properties, assets and contract rights being the "Company Assets"). Either the Company or a Company Subsidiary, as the case may be, has good title to, or, in the case of leased or subleased Company Assets, valid and subsisting leasehold interests in, all the Company Assets, free and clear of all Encumbrances, except (i) as disclosed in the Company Disclosure Schedule and (ii) Permitted Encumbrances.

              (b) Except for administrative services performed by Astra and the equipment utilized in connection therewith, the Company Assets constitute all the properties, assets and rights forming a part of, used, held and all such properties, assets and rights as are necessary in the conduct of, the Company Business. At all times since the date of the Company Interim Financial Statements, the Company has caused the Company Assets to be maintained in accordance with past practice, and all the Company Assets material to the Company Business are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for use in the Company Business.

              (c) Following the consummation of the transactions contemplated by this Agreement, either the Company or a Company Subsidiary, as the case may be, will continue to own, pursuant to good title, or lease, under valid and subsisting leases, or otherwise retain its respective interest in the Company Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

       SECTION 3.22 Customers. Except as disclosed in Section 3.22 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any notice, nor, to the best knowledge of the Company, is the Company or any Company Subsidiary aware, that any significant customer of the Company has ceased, or will cease, to use the products, equipment, goods or services of the Company or any Company Subsidiary, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

       SECTION 3.23 Suppliers. Except as disclosed in Section 3.23 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any notice, nor, to the best knowledge of the Company, is the Company or any Company Subsidiary aware, that any supplier will not sell raw materials, supplies, merchandise and other goods to the Company or any Company Subsidiary at any time after the Effective Time on terms and conditions substantially similar to those used in its current sales to the Company and the Company Subsidiaries, subject only to general and customary price increases.

       SECTION 3.24 Employee Benefit Matters. (a) Company Plans and Material Documents. Section 3.24(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, the "Company Plans"). Each material Company Plan is in writing and the Company has made available to the Parent for review and duplication a complete and accurate copy of each Company Plan (or described any Company Plan not in writing) and a complete and accurate copy of each material document prepared in connection with each such Company Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500,
(iv) the most recently received IRS determination letter for each such Company Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Company Plan. Neither the Company nor any Company Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Company Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

              (b) Absence of Certain Types of Company Plans. Except as disclosed in Section 3.24(b) of the Company Disclosure Schedule, (i) no Company Plan is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"); (ii) none of the Company Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Company or any Company Subsidiary to make any payment that could be subject to a tax under Section 4999 of the Code; and (iii) none of the Company Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary. Each of the Company Plans is subject only to the Laws of the United States or a political subdivision thereof.

              (c) Compliance with Applicable Law. Each Company Plan is now and always has been operated in all material respects in accordance with applicable Law, including, without limitation, ERISA and the Code, and in accordance with the terms of such Company Plan. No legal action, suit or claim is pending or, to the Company's knowledge, threatened with respect to any Company Plan, to the extent it relates to the Company or the Company Subsidiaries (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

              (d) Qualification of Certain Company Plans. Except as disclosed in Section 3.24(d) of the Company Disclosure Schedule, each Company Plan which is intended to be qualified under Section 401(a) of the Code or
Section 401(k) of the Code has received a favorable determination letter from the IRS providing that it is so qualified and each trust established in connection with any Company Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS providing that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS that could adversely affect the qualified status of and such Company Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company or any Company Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS providing that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

              (e) Absence of Certain Liabilities and Events. Neither the Company nor any Company Subsidiary has participated in any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan. Except as set forth on Section 3.24(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has incurred any liability for any penalty or tax arising under
Section 4971, 4972, 4975, 4976, 4979, 4980, 4980B or 6652 of the Code or any
liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such liability. Neither the Company nor any Company Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur, except for a reportable event under Section 4043(c)(9) which occurs as a result of the transactions contemplated by this Agreement, with respect to any Company Plan or Controlled Group Plan subject to Title IV of ERISA. No Company Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Plan. None of the assets of the Company or any Company Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any Company Subsidiary has been required to post any security under Section 307 of ERISA or
Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

              (f) Company Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Company Plan have been made on or before their due dates. Except as disclosed in Section 3.24(f) of the Company Disclosure Schedule, as of the Effective Time, no Company Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

       SECTION 3.25 Labor Matters. Except as set forth in Section 3.25 of the Company Disclosure Schedule, (a) neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or any Company Subsidiary and, to the best knowledge of the Company, currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining representative for Persons employed by the Company or any Company Subsidiary or which could affect the Company or any Company Subsidiary; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of the Company threatened between the Company or any Company Subsidiary and any of their respective employees, and neither the Company nor any Company Subsidiary has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) neither the Company nor any Company Subsidiary has breached or otherwise failed to comply in all material respects with the provisions of any collective bargaining agreement or union contract and there are no grievances outstanding against the Company or any Company Subsidiary under any such agreement or contract which could have a Material Adverse Effect; (d) there are no unfair labor practice charges or complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company or any Company Subsidiary which could have a Material Adverse Effect; (e) the Company and each Company Subsidiary is currently in compliance in all material respects with all applicable Laws relating to the employment of labor, including, without limitation, those related to wages, hours, working conditions, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or in holding for payment not yet due to such Governmental Authority all material amounts required to be withheld from employees of the Company or any Company Subsidiary and is not liable for any material arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) the Company and each Company Subsidiary has paid in full to all their respective employees or adequately accrued for in accordance with past practice all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary, commissions, bonuses, overtime pay or other compensation that has been asserted or is now pending or, to the knowledge of the Company, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Company or any Company Subsidiary; (h) neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree or conciliation agreement with, or citation by, any Governmental Authority relating to employees or employment practices; (i) there is no charge, investigation or other proceeding with respect to a material violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of the Company, threatened with respect to the Company or any Company Subsidiary; (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion, disability or other legally protected category, which has been asserted or is now pending or, to the knowledge of the Company, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary has employed or currently employs any Person; and (k) the Company and each Company Subsidiary is in compliance in all material respects with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and has no liabilities pursuant to WARN.

       SECTION 3.26 Key Employees. Section 3.26 of the Company Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1993 and 1994, a description of position and job function of each current salaried employee, officer, director, consultant or agent of the Company or any Company Subsidiary whose annual compensation exceeded (or, in 1995, is expected to exceed) $100,000. Except as set forth in Section 3.26 of the Company Disclosure Schedule, there are no employment contracts or agreements between the Company or any Company Subsidiary and any Person.

       SECTION 3.27 Taxes. (a) (i) Except as set forth in Section 3.27 of the Company Disclosure Schedule, all returns and reports in respect of Taxes required to be filed with respect to the Company and each Company Subsidiary have been timely filed; (ii) except as set forth in Section 3.27 of the Company Disclosure Schedule, all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) except as set forth in Section
3.27 of the Company Disclosure Schedule, all such returns and reports are true, correct and complete in all material respects; (iv) no adjustment relating to such returns with respect to the Company has been proposed formally by any Tax authority; (v) there are no pending or, to the best knowledge of the Company and the Company Subsidiaries, threatened actions or proceedings for the assessment or collection of Taxes against the Company or any Company Subsidiary; (vi) no consent under Section 341(f) of the Code has been filed with respect to the Company or any Company Subsidiary; (vii) there are no Tax liens on any assets of the Company or any Company Subsidiary; (viii) except as disclosed in Section 3.27 of the Company Disclosure Schedule, no acceleration of the vesting schedule for any property that is substantially invested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (ix) except as disclosed in Section 3.27 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has been a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for any taxable period for which the statute of limitations has not expired; (x) except as would not have a Material Adverse Effect, neither the Company nor any Company Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (ix) the Company and the Company Subsidiaries have made all payments of estimated Taxes required to be made under Section 6655 of the Code and any comparable provision provided for under the laws of any nation, state or locality; (x) all Taxes required to be withheld, collected or deposited by or with respect to the Company or any Company Subsidiary have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority; (xi) except as set forth in Section 3.27 of the Company Disclosure Schedule as of the date hereof, neither the Company nor any Company Subsidiary has a tax attribute that is subject to a "section 382 limitation" within the meaning of Section 382(b) of the Code; (xii) to the best knowledge of the Company (without having made any inquiry), the Company and its Company Subsidiaries do not, either individually or in the aggregate, have a net unrealized built-in loss within the meaning of
Section 382(h) of the Code and section 1.1502-91(g) of the proposed Regulations; and (xiii) neither the Company nor any Company Subsidiary is subject to any accumulated earnings tax penalty or personal holding company tax.

              (b) Except as disclosed in Section 3.27 of the Company Disclosure Schedule: (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or any Company Subsidiary may be subject; and (ii) except as set forth in Section 3.27 of the Company Disclosure Schedule, no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or a Company Subsidiary.

       SECTION 3.28 Insurance. (a) Section 3.28(c) of the Company Disclosure Schedule lists, insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Company or a Company Subsidiary since December 31, 1992.

              (b) Information relating to the loss experience of the Company and each Company Subsidiary with respect to self-insured risks has been made available to Parent for review.

              (c) Since January 1, 1994, no insurance carrier has cancelled, failed to renew or materially reduced any insurance coverage for the Company or any Company Subsidiary or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage.

       SECTION 3.29 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Company

Common Stock, voting together as one class, is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger, which affirmative vote has been obtained, subject to the satisfaction in full of the terms and conditions hereof.

       SECTION 3.30 Full Disclosure. No representation or warranty of the Company or Astra in this Agreement, nor any written statement or certificate furnished or to be furnished to Parent or Sub pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

       SECTION 3.31 Brokers. Except for Dillon, Read & Co. Inc., the fees and expenses of which shall be paid by Astra, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Company Subsidiaries.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               OF PARENT AND SUB

       As an inducement to the Company and Astra to enter into this Agreement, Parent and Subsidiary hereby jointly and severally represent and warrant to the Company as follows:

       SECTION 4.1 Authority of Parent and Sub. Each of Parent and Sub has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Sub, the performance by each of Parent and Sub of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of Parent and Sub (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Texas Law). This Agreement has been duly executed and delivered by each of Parent and Sub, and (assuming due authorization, execution and delivery by the other parties hereto of this Agreement, this Agreement constitutes, a legal, valid and binding obligation of each of Parent and Sub enforceable against each of Parent and Sub in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

       SECTION 4.2 Organization and Qualification of Parent and Sub. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Each of Parent and Sub is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing does not have a Material Adverse Effect. All material corporate actions taken by Parent and Sub have been duly authorized, and neither Parent nor Sub has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws. True and correct copies of the Certificate of Incorporation and By-laws of each of Parent and Sub, each as in effect on the date hereof, have been delivered or made available by Parent to the Company.

       SECTION 4.3 Capital Stock of Parent. (a) The authorized capital stock of Parent consists of 500,000 shares of Parent Common Stock, and 200,000 shares of preferred stock, of which 50,000 shares are designated as 6.5% Cumulative Redeemable Series A Preferred Stock (the "Series A Preferred Stock") and 15,000 shares are designated as 6.5% Cumulative Redeemable Convertible Series B Preferred Stock (the "Series B Preferred Stock"). As of the date hereof, (i) 97,365.64 shares of Parent Common Stock are issued and outstanding (exclusive of 198.40 treasury shares), all of which are validly issued, fully paid and nonassessable, (ii) 21,602 shares of Series A Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable,
(iii) 10,000 shares of Series B Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (iv) 22,886.57 shares of Parent Common Stock are reserved for issuance pursuant to options, warrants and conversion of the Series B Preferred Stock. None of the issued and outstanding shares of Parent Common Stock was issued in violation of any preemptive rights. Except as set forth in Section 4.03(a)(i) of Parent Disclosure Schedule, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or any other interest in, Parent. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.03(a)(ii) of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

              (b) The stock register of Parent accurately records: (i) the name and last known address of each Person who is a record owner of shares of capital stock of Parent and (ii) the certificate number of each certificate evidencing shares of capital stock issued by Parent, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

       SECTION 4.4 Hanover Subsidiaries. (a) Other than the Hanover Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which Parent owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Hanover Subsidiaries, Parent is not a member of (nor is any part of the Parent Business conducted through) any Partnership. Except as set forth in Section 4.04(a) of the Parent Disclosure Schedule, Parent is not a participant in any joint venture or similar arrangement.

              (b) Each Hanover Subsidiary (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (ii) has all necessary corporate power and authority to own, operate or lease the properties and assets owned, operated or leased by such Hanover Subsidiary and to carry on its business as currently conducted by such Hanover Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect.

              (c) All the outstanding shares of capital stock of each Hanover Subsidiary which are owned, directly or indirectly, by Parent are validly issued, fully paid, nonassessable and free of preemptive rights and are owned by Parent, whether directly or indirectly, free and clear of all Encumbrances, except as set forth in Section 4.04(c) of Parent Disclosure Schedule.

              (d) Other than those shares of Hanover Subsidiary capital stock owned, directly or indirectly, by Parent, there are no shares of capital stock of any Hanover Subsidiary issued or outstanding. Except as set forth in
Section 4.04(d) of Parent Disclosure Schedule, there are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Hanover Subsidiary or obligating Parent or any Hanover Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Hanover Subsidiary.

              (e) All material corporate actions taken by each wholly owned Hanover Subsidiary have been duly authorized and no Hanover Subsidiary has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its charter or by-laws (or similar organizational documents). True and complete copies of the charter and by-laws (or similar organizational documents), in each case as in effect on the date hereof, of each Hanover Subsidiary have been delivered or made available by Parent to the Company.

              (f) Except as set forth in Section 4.04(f) of the Parent Disclosure Schedule, no Hanover Subsidiary is a member of (nor is any part of its business conducted through) any partnership nor is any Hanover Subsidiary a participant in any joint venture or similar arrangement.

              (g) Except as set forth in Section 4.04(g) of the Parent Disclosure Schedule, are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Hanover Subsidiary.

              (h) The stock register of each Hanover Subsidiary accurately records: (i) the name and address of each Person owning shares of capital stock of such Hanover Subsidiary and (ii) the certificate number of each certificate evidencing shares of capital stock issued by such Hanover Subsidiary, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

       SECTION 4.5 Corporate Books and Records. The minute books of Parent and the Hanover Subsidiaries properly reflect all material actions of the stockholders and the boards of directors of Parent and the Hanover Subsidiaries. Complete and accurate copies of all minute books and of the stock register of Parent and each Hanover Subsidiary have been provided or made available by Parent to the Company. The foregoing notwithstanding, copies of the minute books of Parent and the Hanover Subsidiaries made available by Parent to the Company prior to the Effective Time do not contain records of proceedings relating to the consideration of the transactions contemplated by this Agreement or the alternatives thereto considered by the boards of directors (or committees thereof) of Parent and the Hanover Subsidiaries in the discharge of their fiduciary duties.

       SECTION 4.6 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in this Section 4.06 have been obtained and all filings and notifications listed in Section 4.07 of Parent Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by each of Parent and Sub do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of Parent or any Hanover Subsidiary, (b) conflict with or violate any Law or Governmental Order applicable to Parent, any Hanover Subsidiary or any of their respective assets, properties or businesses, including, without limitation, the business of the Hanover Entities, which conflict or violation would, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the transactions contemplated hereby or (c) except as set forth in Section 4.06(c) of Parent Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Parent or any Hanover Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Parent or any Hanover Subsidiary is a party or by which any of such assets or properties is bound or affected which conflict or violation would, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the transactions contemplated hereby.

       SECTION 4.7 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by each of Parent and Sub do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in Section 4.07 of Parent Disclosure Schedule and (b) the notification requirements of the HSR Act.

       SECTION 4.8 Financial Information, Books and Records, and Operating Data. (a) True and complete copies of (i) the audited consolidated balance sheet of Parent for each of the two fiscal years ended as of December 31, 1993 and December 31, 1994, and the related audited consolidated statements of income, retained earnings, stockholders' equity and cash flows of Parent, together with all related notes and schedules thereto, accompanied by the reports thereon of Parent's Accountants (collectively referred to herein as the "Parent Financial Statement") and (ii) the unaudited consolidated balance sheet of Parent as of August 31, 1995, and the related consolidated statements of income, retained earnings stockholders' equity and cash flows of Parent, together with all related notes and schedules thereto (collectively referred to herein as the "Parent Interim Financial Statements") have been delivered by Parent to the company. Except as disclosed in Section 4.08 of the Parent Disclosure Schedule, the Parent Financial Statements and the Parent Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of Parent, (ii) present fairly the consolidated financial condition and results of operations of Parent and the Hanover Subsidiaries as of the dates thereof or for the periods covered thereby, and (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of Parent, and (iv) include all material adjustments that are necessary for a fair presentation of the consolidated financial condition of Parent and the Hanover Subsidiaries and the results of the operations of Parent and the Hanover Subsidiaries as of the dates thereof or for the periods covered thereby, subject, in the case of the Parent Interim Financial Statements, to normal year end adjustment B .

              (b) The books of account and other financial records of Parent and the Hanover Subsidiaries: (i) reflect all material items of income and expense and all material assets and Liabilities required to be reflected therein on a basis consistent with the past practices of Parent and the Hanover Subsidiaries, respectively, and (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies subject to non-material normal year end adjustments.

       SECTION 4.9 No Undisclosed Liabilities. There are no Liabilities of Parent or any Hanover Subsidiary, other than Liabilities (i) reflected or reserved against on the balance sheet included in the Parent Interim Financial Statements, (ii) disclosed in Section 4.09 of Parent Disclosure Schedule and
(iii) incurred since the date of the Parent Interim Financial Statements in the ordinary course of the Parent Business, consistent with the past practice of Parent and the Hanover Subsidiaries, which do not individually or the aggregate have a Material Adverse Effect. Reserves are reflected on the balance sheet included in the Parent Interim Financial Statements in amounts that have been established on a basis consistent with the past practices of Parent and the Hanover Subsidiaries.

       SECTION 4.10 Receivables. Except to the extent, if any, reserved for on the balance sheet included in the Interim Financial Statements and except as set forth in Section 4.10 of Parent Disclosure Schedule, all Parent Receivables reflected on the balance sheet included in the Interim Financial Statements arose from, and the Receivables existing as of the Effective Time will have arisen from, the sale of inventory or services to Persons not affiliated with Parent or any Hanover Subsidiary and in the ordinary course of the Parent Business consistent with past practice and, except as reserved against on the balance sheet included in the Interim Financial Statements, constitute or will constitute, as the case may be, and, to the best knowledge of Parent, are only valid, undisputed claims of Parent or a Hanover Subsidiary, and, to the best knowledge of Parent, are not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the Parent Business consistent with past practice.

       SECTION 4.11  Bookings Reports. The bookings reports that appear in
Section 4.11 of the Parent Disclosure Schedule are the most recent regularly prepared bookings reports prepared by Parent and reflect customer orders for compression services to be rendered by Parent and the Hanover Subsidiaries.

       SECTION 4.12 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the date of the Parent Interim Financial Statements, except as disclosed in Section 4.12 of the Parent Disclosure Schedule, the Parent Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 4.12 of the Parent Disclosure Schedule, since the date of Parent Interim Financial Statements, neither Parent nor any Hanover Subsidiary has:

              (i) permitted or allowed any of the assets or properties (whether tangible or intangible) of Parent or any Hanover Subsidiary to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Effective Time;

              (ii) except in the ordinary course of the Parent Business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the balance sheet included in Parent Interim Financial Statements and current liabilities incurred in the ordinary course of the Parent Business consistent with past practice since the date of Parent Interim Financial Statements;

              (iii) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person;

              (iv) failed to pay any creditor any amount in excess of $100,000 in the aggregate owed to such creditor except to the extent any such amount is the subject of a bona fide dispute;

              (v) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of Parent or any Hanover Subsidiary or otherwise, other than dividends, distributions and redemptions declared, made or paid by any Hanover Subsidiary solely to Parent;

              (vi) made any material changes in the customary methods of operations of Parent or any Hanover Subsidiary, including, without limitation, practices and policies relating to manufacturing, purchasing, inventories, marketing, selling and pricing;

              (vii) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of the Parent Business consistent with past practice;

              (viii) made any capital expenditure or commitment for any capital expenditure or budgeted any capital expenditure in excess of $1,000,000 individually and not specified in Section 4.12(viii) of the Parent Disclosure Schedule;

              (ix) except in the ordinary course of the Parent Business consistent with past practice, issued any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $100,000 individually or $500,000 in the aggregate;

              (x) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets) with a book value of $100,000 individually or $500,000 in the aggregate, other than the sale or lease of inventories in the ordinary course of the Parent Business consistent with past practice;

              (xi) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, Parent or any Hanover Subsidiary;

              (xii) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

              (xiii) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by Parent or any Hanover Subsidiary to any of its employees, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan, in either case except (i) as required by Law, or any agreement listed in Section 4.12(xiii) of Parent Disclosure Schedule or (ii) for increases in wages or salaries in the ordinary course of business and in a manner consistent with the past practices of Parent or such Hanover Subsidiary;

              (xiv) written down or written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any Parent inventories or receivables or revalued any assets of Parent or any Hanover Subsidiary other than in the ordinary course of the Parent Business consistent with past practice and in accordance with U.S. GAAP;

              (xv) amended, terminated, cancelled or compromised any claims of Parent or any Hanover Subsidiary in excess of $50,000 individually or $100,000 in the aggregate or waived any other rights of substantial value to Parent or any Hanover Subsidiary;

              (xvi) made any change in any method of accounting or accounting practice or policy used by Parent or any Hanover Subsidiary, other than such changes required by U.S. GAAP or disclosed in Section 4.12 of the Parent Disclosure Schedule:

              (xvii) failed to maintain the Parent Assets in accordance with past business practice and in good operating condition and repair, ordinary wear and tear excepted;

            (xviii) allowed any Permit or Environmental Permit that was issued or relates to Parent or any Hanover Subsidiary or otherwise relates to any Asset to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire prior to the Effective Time which, individually or in the aggregate, would have a Material Adverse Effect;

              (xix) incurred any Indebtedness in excess of $100,000 individually or $500,000 in the aggregate;

              (xx) amended, modified or consented to the termination of any Parent Material Contract or Parent's or any Hanover Subsidiary's rights thereunder;

              (xxi) amended or restated the Certificate of Incorporation or the By-laws (or other organizational documents) of Parent or any Hanover Subsidiary;

              (xxii) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of less than 50 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

              (xxiii) made charitable contributions in excess of an aggregate of $15,000;

              (xxiv) disclosed any secret or confidential Parent Intellectual Property (except by way of issuance of a patent) or permitted to lapse or go abandoned any Parent Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, Parent or any Hanover Subsidiary has any right, title, interest or license, which disclosure, lapse or abandonment has a Material Adverse Effect;

              (xxv) made any express or deemed election or settled or compromised any liability, with respect to Taxes of Parent or any Hanover Subsidiary:

              (xxvi) suffered any casualty loss or damage with respect to any of Parent Assets which in the aggregate have a replacement cost of more than $250,000, whether or not such loss or damage shall have been covered by insurance; or

              (xxvii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.12 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 4.12, except as expressly contemplated by this Agreement.

       SECTION 4.13 Litigation. Except as set forth in Section 4.13 of Parent Disclosure Schedule (which, with respect to each Action disclosed therein, sets forth: the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against Parent or any Hanover Subsidiary, or affecting any of the Parent Assets, pending or, to the knowledge of Parent, threatened and which, if adversely determined, would have a Material Adverse Effect. None of the matters disclosed in Section 4.13 of the Parent Disclosure Schedule has or has had a Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Section
4.13 of the Parent Disclosure Schedule, none of Parent, the Hanover Subsidiaries nor any of the Parent Assets is subject to any Governmental Order (nor, to the knowledge of Parent, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect.

       SECTION 4.14 Certain Interests. (a) To the best knowledge of Parent, after due inquiry of the officers and directors of Parent and the Hanover Subsidiaries, except as disclosed in Section 4.14(a) of Parent Disclosure Schedule, no officer or director of

Parent or any Hanover Subsidiary and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

              (i) has any direct or indirect financial interest in any competitor, supplier or customer of Parent or any Hanover Subsidiary, provided, however, that the ownership of securities representing not more than five percent of the outstanding voting power of any competitor, supplier or customer, shall not be deemed to be a n financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer:

              (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which Parent or any Hanover Subsidiary uses or has used in the conduct of the Parent Business or otherwise; or

              (iii) has outstanding any Indebtedness to Parent or any Hanover Subsidiary.

              (b) To the best knowledge of Parent, after due inquiry of the officers and directors of Parent and the Hanover Subsidiaries, except as disclosed in Section 4.14(b) of the Parent Disclosure Schedule, neither Parent nor any Hanover Subsidiary has any Liability or any other obligation of any nature whatsoever to any officer, director or shareholder of Parent or any Hanover Subsidiary or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder.

       SECTION 4.15 Compliance with Laws. Except as set forth in Section 4.15 of the Parent Disclosure Schedule, Parent and the Hanover Subsidiaries have each conducted and continue to conduct their respective businesses in accordance with all Laws and Governmental Orders applicable to Parent and each such Hanover Subsidiary or any of the Parent Assets or the Parent Business, except to the extent the failure to do so, either individually or in the aggregate, would not have a Material Adverse Effect, and neither Parent nor any Hanover Subsidiary is in material violation of any such Law or Governmental Order.

       SECTION 4.16 Environmental and Other Permits and Licenses; Related Matters. Each of the representations and warranties set forth in this Section
4.16 is true and correct with respect to the Parent and the Hanover Subsidiaries and to all Parent Owned Real Property and Parent Leased Real Property owned or leased by the Parent or any Hanover Subsidiary currently or since 1990: (a) Except as disclosed in Section 4.16(a)(i) of the Parent Disclosure Schedule, Parent and the Hanover Subsidiaries currently hold all material Permits, including, without limitation, Environmental

Permits, required for the current use, occupancy and operation of each Parent Asset and the conduct of the Parent Business, and all such Permits are in full force and effect. Except as disclosed in Section 4.16(a)(ii) of the Parent Disclosure Schedule, to the best knowledge of Parent, there is no existing practice, action or activity of Parent or any Hanover Subsidiary and no existing condition of Parent Assets or the Parent Business which will between now and the Effective Time give rise to any civil or criminal Liability under, or violate or prevent compliance with, any health or occupational safety or other applicable Law and which, individually or in the aggregate, would have a Material Adverse Effect. Except as set forth in Section 4.16(a)(iii) of the Parent Disclosure Schedule, neither Parent nor any Hanover Subsidiary has received any notice from any Governmental Authority revoking, cancelling, rescinding, materially modifying or refusing to renew any Permit, which action, individually or in the aggregate, would have a Material Adverse Effect or providing written notice of violations under any Law. Except as disclosed in
Section 4.16(a)(iv) of the Parent Disclosure Schedule, Parent and each Hanover Subsidiary is in all respect in compliance with the Permits and the requirements of the Permits the failure to comply with which, individually or in the aggregate, would have a Material Adverse Effect. Section 4.16(a)(v) of the Parent Disclosure Schedule identifies all material Permits which will require the consent of any Governmental Authority in the event of the consummation of the transactions contemplated by this Agreement.

              (b) Except as disclosed in Section 4.16(b) of the Parent Disclosure Schedule, (i) Hazardous Materials have not been treated, stored in excess of 90 days except in compliance with Environmental Laws (or except in quantities used in the ordinary course of the operations of the Parent Business) on, or Released by Parent or the Hanover Subsidiaries or, to the knowledge of Parent or the Hanover Subsidiaries, by any third party on, any Parent Real Property in an amount or manner which gives rise to liability which would, individually or in the aggregate, have a Material Adverse Effect; (ii) all wastes, including those wastes containing Hazardous Materials generated by Parent and the Hanover Subsidiaries have been disposed of in substantial compliance with all applicable Environmental Laws and Environmental Permits;
(iii) there are no past, pending or, to the best knowledge of Parent, threatened Environmental Claims against Parent, any Hanover Subsidiary, or any Parent Real Property and, to the best knowledge of Parent, there is no basis for any such Environmental Claim; (iv) no Parent Real Property is listed or to the best knowledge of Parent proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list of sites which require investigation or cleanup; and (v) to the best knowledge of Parent, neither Parent nor any Hanover Subsidiary has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or, to the best knowledge of Parent, proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list which will require investigation or cleanup or which is the subject of any Environmental Claim.

              (c) Except as disclosed in Section 4.16(c) of the Parent Disclosure Schedule, there are not now and, to the best knowledge of Parent, never have been any USTs located on any Parent Real Property.

       SECTION 4.17 Parent Material Contracts. (a) Parent has, or has caused to be made available to the Company for review and duplication, correct and complete copies (or in the case of oral contracts, summaries thereof) of all of the following contracts and agreements (including, without limitation, oral and informal arrangements) of Parent and the Hanover Subsidiaries (such contracts and agreements, together with all material contracts, agreements, leases and subleases concerning the management or operation of any Parent Real Property (including, without limitation, brokerage contracts) to which Parent or any Hanover Subsidiary is a party and all material agreements relating to Parent Intellectual Property, being "Parent Material Contracts":

              (i) each contract and agreement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to Parent, any Hanover Subsidiary or otherwise related to the Parent Business under the terms of which Parent or any Hanover Subsidiary: (A) is likely to pay or otherwise give consideration of more than $250,000 in the aggregate during the calendar year ended December 31, 1995, (B) is likely to pay or otherwise give consideration of more than $500,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by Parent or such Hanover Subsidiary without penalty or further payment and without more than 30 days' notice;

              (ii) each contract and agreement for the sale or lease of inventory or other personal property or for the furnishing of services by Parent or any Hanover Subsidiary which: (A) is likely to involve consideration of more than $250,000 in the aggregate during the calendar year ended December 31, 1995, (B) is likely to involve consideration of more than $500,000 in the aggregate over the remaining term of the contract or (C) cannot be cancelled by Parent or such Hanover Subsidiary without penalty or further payment and without more than 30 days' notice;

              (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which Parent or any Hanover Subsidiary is a party;

              (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) involving exclusive rights or requiring payments in excess of $100,000 individually to which Parent or any Hanover Subsidiary is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

              (v) all contracts and agreements relating to Indebtedness of Parent or any Hanover Subsidiary in excess of $100,000 individually or $500,000 in the aggregate;

              (vi) all contracts and agreements with any Governmental Authority to which Parent or any Hanover Subsidiary is a party;

              (vii) all contracts and agreements that limit or purport to limit the ability of Parent or any Hanover Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

              (viii) all contracts and agreements between or among Parent or any Hanover Subsidiary on the one hand and Parent or any Affiliate of Parent on the other hand;

              (ix) all contracts and agreements providing for benefits under any Parent Plan; and

              (x) all other contracts and agreements whether or not made in the ordinary course of business, which are in excess of $250,000 or not cancelable without penalty upon not more than 30 days notice.

       For purposes of this Section 4.17 and Sections 4.18, 4.19 and 4.20, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

              (b) Except as disclosed in Section 4.17(b) of the Parent Disclosure Schedule, each Parent Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 4.07 of the Parent Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Except as set forth in Section 4.17(b) of the Parent Disclosure Schedule, neither Parent nor any Hanover Subsidiary is in breach of, or default under, any Parent Material Contract which breach or default would have a Material Adverse Effect.

              (c) Except as disclosed in Section 4.17(c) of the Parent Disclosure Schedule, to Parent' 8 knowledge, no other party to any

Parent Material Contract is in breach thereof or default thereunder.

              (d) Except as disclosed in Section 4.17(d) of the Parent Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of the Parent Business consistent with past practice, any of the properties or assets of Parent or any Hanover Subsidiary.

       SECTION 4.18 Patents and Trademarks. Parent and each Hanover Subsidiary owns of record, has obtained a valid license to use, possesses, or can acquire on reasonable terms, adequate patents, trademarks, service marks and trade names (collectively, the "Parent Intellectual Property") necessary to conduct the business now operated by it, except for any patents, trademarks, service marks and trade names which if not owned, licensed, possessed or acquired would not be reasonably expected to have a Material Adverse Effect, and neither Parent nor any Hanover Subsidiary has received any notice of infringement of, or conflict with, asserted rights of others with respect to any patent, trademark, service mark or trade name which, individually or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

       SECTION 4.19 Real Property. (a) Except as described in Section 4.19(a) or 4.16 of the Parent Disclosure Schedule, to the best knowledge of Parent, there is no material violation of any Law (including, without limitation, any building, planning or zoning law) relating to any of the Parent Real Property. Either Parent or a Hanover Subsidiary, as the case may be, is in peaceful and undisturbed possession of each parcel of Parent Real Property and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises in the manner in which they are currently being used. To the best knowledge of Parent there are no material latent defects or material adverse physical conditions affecting the Parent Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Parent Real Property. Except as set forth in Section 4.19(a) of Parent Disclosure Schedule, neither Parent nor any Hanover Subsidiary is leasing or subleasing any parcel or any portion of any parcel of Parent Real Property to any other Person, nor has Parent or any Hanover Subsidiary assigned its interest under any lease or sublease for any Parent Leased Real Property to any third party.

              (b) Parent has, or has caused to be, made available to the Company for review and duplication true and complete copies of all leases and subleases for any Parent Leased Real Property and all amendments thereto. With respect to each of such leases and subleases:

              (i) such lease or sublease is legal, valid, binding and in full force and effect and represents the entire agreement between the respective landlord and tenant with respect to such property;

              (ii) except as otherwise set forth in Section 4.19(b)(ii) of the Parent Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a material breach or a material default under such lease or sublease or otherwise give the landlord a right to terminate such lease or sublease;

              (iii) except as otherwise disclosed in Section 4.19(b)(iii) of the Parent Disclosure Schedule, with respect to each such lease or sublease: (A) neither Parent nor any Hanover Subsidiary has received any notice of cancellation or termination under such lease-or sublease and no lessor has any right of termination or cancellation under such lease or sublease except upon a breach or default by Parent or any Hanover Subsidiary thereunder, (B) neither Parent nor any Hanover Subsidiary has received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) neither Parent nor any Hanover Subsidiary has granted to any other Person any rights, adverse or otherwise. under such lease or sublease; and

              (iv) none of Parent, any Hanover Subsidiary nor (to the best knowledge of Parent) any other party to such lease or sublease, is in breach or default in any material respect, and, to the best knowledge of Parent, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease which would have a Material Adverse Effect.

              (c) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the best knowledge of Parent, threatened against the Parent Real Property.

              (d) All Parent Real Property is occupied under a valid and current certificate of occupancy or similar permit or, to the best knowledge of Parent, there are no facts that would prevent Parent Real Property from being occupied by Parent or any Hanover Subsidiary, as the case may be, after the Effective Time in the same manner as occupied by Parent or such Hanover Subsidiary immediately prior to the Effective Time.

              (e) The rental set forth in each lease or sublease of Parent Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

              (f) To the best knowledge of Parent, either Parent or a Hanover Subsidiary, as the case may be, has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Parent Leased Real Property on the terms and conditions contained therein.

       SECTION 4.20 Parent Tangible Personal Property. (a) Parent has, or has caused to be, made available to the Company for review and duplication true and complete copies of all leases and subleases for Parent Tangible Personal Property having a value in excess of $250,000 and all amendments thereto. With respect to each of such leases and subleases:

              (i) such lease or sublease is legal, valid, binding and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property;

              (ii) except as set forth in Section 4.20(a)(ii) of the Parent Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a material breach or a material default under such lease or sublease or otherwise give the lessor a right to terminate such lease or sublease;

              (iii) except as otherwise disclosed in Section 4.20(a)(iii) of the Parent Disclosure Schedule, with respect to each such lease or sublease: (A) neither Parent nor any Hanover Subsidiary has received any notice of cancellation or termination under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except upon a breach or default by Parent or any Hanover Subsidiary thereunder, (B) neither Parent nor any Hanover Subsidiary has received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) neither Parent nor any Hanover Subsidiary has granted to any other Person any rights, adverse or otherwise. under such lease or sublease; and

              (iv) none of Parent, any Hanover Subsidiary nor to the best knowledge of Parent any other party to such lease or sublease, is in breach or default in any material respect, and, to the best knowledge of Parent, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease which would have a Material Adverse Effect.

              (b) Neither Parent nor any Hanover Subsidiary, as the case may be, has waived the full right to exercise any renewal options contained in the leases and subleases pertaining to the Parent Tangible Personal Property on the terms and conditions contained therein.

       SECTION 4.21 Parent Assets. (a) Except as disclosed in Section 4.21 of Parent Disclosure Schedule, either Parent or a Hanover Subsidiary, as the case may be, owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Parent Intellectual Property, Parent Real Property and the Parent Tangible Personal Property, used in the conduct of the Parent Business or otherwise owned, leased or used by Parent or any Hanover Subsidiary and which are material and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts, agreements and other arrangements used by Parent or any Hanover Subsidiary or in or relating to the conduct of the Parent Business (all such properties, assets and contract rights being the "Parent Assets"). Either Parent or a Hanover Subsidiary, as the case may be, has good title to, or, in the case of leased or subleased Parent Assets, valid and subsisting leasehold interests in, all Parent Assets, free and clear of all Encumbrances, except (i) as disclosed in the Parent Disclosure Schedule and (ii) Permitted Encumbrances.

              (b) Parent Assets constitute all the properties, assets and rights forming a part of, used, held and all such properties, assets and rights as are necessary in the conduct of, the Parent Business. At all times since the date of the Parent Interim Financial Statements, Parent has caused Parent Assets to be maintained in accordance with past business practice, and all Parent Assets material to the Parent Business are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for use in the Parent Business.

              (c) Following the consummation of the transactions contemplated by this Agreement, either Parent or a Hanover Subsidiary, as the case may be, will continue to own, pursuant to good title, or lease, under valid and subsisting leases, or otherwise retain its respective interest in the Parent Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

       SECTION 4.22 Customers. Except as disclosed in Section 4.22 of the Parent Disclosure Schedule, neither Parent nor any Hanover

Subsidiary has received any notice, nor, to the best knowledge of Parent, is Parent or any Hanover Subsidiary aware, that any significant customer of Parent has ceased, or will cease, to use the products, equipment, goods or services of Parent or any Hanover Subsidiary, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

       SECTION 4.23 Suppliers. Except as disclosed in Section 4.23 of the Parent Disclosure Schedule, neither Parent nor any Hanover Subsidiary has received any notice, nor, to the best knowledge of Parent, is Parent or any Hanover Subsidiary aware, that any supplier will not sell raw materials, supplies, merchandise and other goods to Parent or any Hanover Subsidiary at any time after the Effective Time on terms and conditions substantially similar to those used in its current sales to Parent and the Hanover Subsidiaries, subject only to general and customary price increases.

       SECTION 4.24 Employee Benefit Matters. (a) Parent Plans and Material Documents. Section 4.24(a) of the Parent Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which Parent or any Hanover Subsidiary is a party, with respect to which Parent or any Hanover Subsidiary has any obligation or which are maintained, contributed to or sponsored by Parent or any Hanover Subsidiary for the benefit of any current or former employee, officer or director of Parent or any Hanover Subsidiary and
(ii) each employee benefit plan for which Parent or any Hanover Subsidiary could incur liability under Section 4069 of ERISA, in the event such plan has been or were to be terminated, or under Section 4212(c) of ERISA, or in respect of which Parent or any Hanover Subsidiary remains secondarily liable under
Section 4204 of ERISA (collectively, the "Parent Plans"). Each Parent Plan is in writing and Parent has made available to the Company for review and duplication a complete and accurate copy of each Parent Plan and a complete and accurate copy of each material document prepared in connection with each such Parent Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Parent Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Parent Plan. Neither Parent nor any Hanover Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Parent Plan, other than with respect to a modification, change or termination required by ERISA.

              (b) Absence of Certain Types of Parent Plans. Except as disclosed in Section 4.24(b) of the Parent Disclosure Schedule, (i) none of the Parent Plans is a Multiemployer Plan or a Multiple Employer Plan (within the meaning of Section 4001(a)(15) of ERISA) for which Parent or any Hanover Subsidiary could incur liability under Section 4063 or 4064 of ERISA; (ii) none of the Parent Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates Parent or any Hanover Subsidiary to make any payment that could be subject to a tax under
Section 4999 of the Code; (iii) none of the Parent Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Parent or any Hanover Subsidiary; and (iv) none of the Parent Plans is subject to the requirements of Section 412 of the Code, Title I, Part 3 of ERISA, or Title I of ERISA. Except as disclosed in Section 4.24(b) of the Parent Disclosure Schedule, each of the Parent Plans is subject only to the Laws of the United States or a political subdivision thereof.

              (c) Compliance with Applicable Law. Each Parent Plan is now and always has been operated in all material respects in accordance with applicable Law, including, without limitation, ERISA and the Code, and in accordance with the terms of such Parent Plan. No legal action, suit or claim is pending or, to Parent's knowledge, threatened with respect to any Parent Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

              (d) Qualification of Certain Parent Plans. Except as disclosed in Section 4.24(d) of the Parent Disclosure Schedule, each Parent Plan which is intended to be qualified under Section 401(a) of the Code or
Section 401(k) of the Code has received a favorable determination letter from the IRS providing that it is so qualified and each trust established in connection with any Parent Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS providing that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS that could adversely affect the qualified status of and such Parent Plan or the exempt status of any such trust. Each trust maintained or contributed to by Parent or any Hanover Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS providing that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

              (e) Absence of Certain Liabilities and Events. Neither Parent nor any Hanover Subsidiary has participated in any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Parent Plan. Except as set forth on Section 4.24(e) of the Parent Disclosure Schedule, neither Parent nor any Hanover Subsidiary has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4975, 4976, 4979, 4980, 4980B or 6652 of the Code or any liability under
Section 502 of ERISA, and no fact or event exists which could give rise to any such liability. Neither Parent nor any Hanover Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability ln connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability. No Parent Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Parent Plan. None of the assets of Parent or any Hanover Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412 (n) of the Code; neither Parent nor any Hanover Subsidiary has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

              (f) Parent Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Parent Plan have been made on or before their due dates. Except as disclosed in Section 4.24(f) of the Parent Disclosure Schedule, as of the Effective Time, no Parent Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

       SECTION 4.25. Labor Matters. Except as set forth in Section 4.25 of the Parent Disclosure Schedule, (a) neither Parent nor any Hanover Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by Parent or any Hanover Subsidiary and, to the best knowledge of Parent, currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining representative for Persons employed by the Parent or any Hanover Subsidiary which could affect Parent or any Hanover Subsidiary; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of Parent threatened between Parent or any Hanover Subsidiary and any of their respective employees, and neither Parent nor any Hanover Subsidiary has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) neither Parent nor any Hanover Subsidiary has breached or otherwise failed to comply in all material respects with the provisions of any collective bargaining agreement or union contract and there are no grievances outstanding against Parent or any Hanover Subsidiary under any such agreement or contract which could have a Material Adverse Effect; (d) there are no unfair labor practice charges or complaints pending against Parent or any Hanover Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of Parent or any Hanover Subsidiary which could have a Material Adverse Effect;
(e) Parent and each Hanover Subsidiary is currently in compliance in all material respects with all applicable Laws relating to the employment of labor, including, without limitation, those related to wages, hours, working conditions, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all material amounts required to be withheld from employees of Parent or any Hanover Subsidiary and is not liable for any material arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) Parent and each Hanover Subsidiary has paid in full to all their respective employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees;
(g) there is no claim with respect to payment of wages, salary, commissions, bonuses, overtime pay or other compensation that has been asserted or is now pending or, to the knowledge of Parent, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by Parent or any Hanover Subsidiary; (h) neither Parent nor any Hanover Subsidiary is a party to, or otherwise bound by, any consent decree or conciliation agreement with, or citation by, any Governmental Authority relating to employees or employment practices; (i) there is no charge, investigation or other proceeding with respect to a material violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of Parent, threatened with respect to Parent or any Hanover Subsidiary; and (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion, disability or other legally protected category, which has been asserted or is now pending or, to the knowledge of Parent, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Parent or any Hanover Subsidiary has employed or currently employs any Person; and (k) Parent and each Hanover Subsidiary is in compliance in all material respects with the requirements of WARN and has no liabilities pursuant to WARN.

       SECTION 4.26. Key Employees. Section 4.26 of the Parent Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1993 and 1994, a description of position and job function of each current salaried employee, officer, director, consultant or agent of Parent or any Hanover Subsidiary whose annual compensation exceeded (or, in 1995, is expected to exceed) $150,000. Except as set forth in Section 4.26 of the Parent Disclosure Schedule, there are no employment contracts or agreements between the Parent or any Hanover Subsidiary and any Person.

       SECTION 4.27. Taxes. (a) (i) Except as set forth in Section 4.27 of the Parent Disclosure Schedule, all returns and reports in respect of Taxes required to be filed with respect to Parent and each Hanover Subsidiary have been timely filed; (ii) except as set forth in Section 4.27 of the Parent Disclosure Schedule, all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) except as set forth in Section
4.27 of the Parent Disclosure Schedule, all such returns and reports are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally by any Tax authority; (v) there are no pending or, to the best knowledge of Parent and the Hanover Subsidiaries, threatened actions or proceedings for the assessment or collection of Taxes against Parent or any Hanover Subsidiary or any corporation that was included in the filing of a return with Parent on a consolidated or combined basis; (vi) no consent under Section 341(f) of the Code has been filed with respect to Parent or any Hanover Subsidiary; (vii) there are no Tax liens on any assets of Parent or any Hanover Subsidiary; (viii) except as disclosed in Section 4.27 of the Parent Disclosure Schedule, no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (ix) except as disclosed on Section 4.27 of the Parent Disclosure Schedule, neither Parent nor any Hanover Subsidiary has been a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for any taxable period for which the statute of limitations has not expired; (x) except as would not have a Material Adverse Effect, neither Parent nor any Hanover Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (xi) Parent and the Hanover Subsidiaries have made all payments of estimated Taxes required to be made under Section 6655 of the Code and any comparable provision provided for under the laws of any nation, state or locality; (xii) all Taxes required to be withheld, collected or deposited by or with respect to Parent or any Hanover Subsidiary have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority; (xiii) except as set forth in Section 4.27 of the Parent Disclosure Schedule as of the date hereof, neither Parent nor any Hanover Subsidiary has a tax attribute that is subject to a "section 382 limitation" within the meaning of Section 382(b) of the Code; (xiv) to the best knowledge of Parent (without having made any inquiry), Parent and the Hanover Subsidiaries do not, either individually or in the aggregate, have a net unrealized built-in loss within the meaning of Section 382(h) of the Code and section 1.1502-91(g) of the proposed Regulations; and (xv) neither Parent nor any Hanover Subsidiary is subject to any accumulated earnings tax penalty or personal holding company tax.

              (b) Except as disclosed in Section 4.27 of the Parent Disclosure Schedule: (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which Parent or any Hanover Subsidiary may be subject; and (ii) except as set forth in Section 4.27 of the Parent Disclosure Schedule, no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect Parent or a Hanover Subsidiary.

       SECTION 4.28 Insurance. (a) Except as set forth in Section 4.28(c) of the Parent Disclosure Schedule, all material assets, properties and risks of Parent and each Hanover Subsidiary are, and since January 1, 1991, have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of Parent or a Hanover Subsidiary, as the case may be.

              (b) With respect to each insurance policy held by Parent: (i) to the best knowledge of Parent, the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect;
(ii) neither Parent nor any Hanover Subsidiary is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under the policy; (iii) no party to the policy has repudiated, or
given notice of an intent to    repudiate, any provision thereof; and (iv) to
the knowledge of Parent after due inquiry, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

              (c) Information relating to the loss experience of Parent and each Hanover Subsidiary with respect to self-insured risks has been made available to the Company for review.

              (d) Since January 1, 1994, no insurance carrier has cancelled, failed to renew or materially reduced any insurance coverage for Parent or any Hanover Subsidiary or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage.

              (e) At the Effective Time, all insurance policies currently in effect will be outstanding and duly in force.

              (f) No insurance policy held by Parent will cease to be legal, valid, binding, enforceable in accordance with its terms and in full force and effect on terms identical to those in effect as of the date hereof as a result of the consummation of the transactions contemplated by this Agreement.

       SECTION 4.29 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Sub's common stock, no par value, voting together as one class, is the only vote of the holders of any class or series of capital stock of Sub necessary to approve the Merger, which affirmative vote has been obtained, subject to the satisfaction in full of the terms and conditions hereof.

       SECTION 4.30 Full Disclosure. No representation or warranty of Parent or Subsidiary in this Agreement, nor any written statement or certificate furnished or to be furnished to Parent or Sub pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

       SECTION 4.31 Brokers. Except for Dillon, Read & Co. Inc., the fees and expenses of which shall be paid by Astra, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or the Hanover Subsidiaries.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

       SECTION 5.1 Conduct of Business Prior to the Merger. (a) The Company covenants and agrees that, except as described in Section 5.1(a) of the Company Disclosure Schedule, between the date hereof and the Effective Time, neither the Company nor any Company

Subsidiary shall conduct its business other than in the ordinary course and consistent with the Company's and such Company Subsidiary's prior practice. Parent covenants and agrees that, except as described in Section 5.1(a) of the Parent Disclosure Schedule, between the date hereof and the Effective Time, neither Parent nor any Hanover Subsidiary shall conduct its business other than in the ordinary course and consistent with Parent's and such Hanover Subsidiary's prior practice. Without limiting the generality of the foregoing, except as described in Section 5.1(a) of the Company Disclosure Schedule and the Parent Disclosure Schedule, as applicable, (i) the Company shall, and shall cause each Company Subsidiary, to (A) use all reasonable efforts to keep available to the Surviving Corporation the services of the employees of the Company and each Company Subsidiary and (B) exercise, but only after notice to Parent, any rights of renewal pursuant to the terms of any of the leases or subleases described in Section 3.20(b) of the Company Disclosure Schedule which by their terms would otherwise expire, and (ii) each of the Company and Parent shall, and shall cause each of their respective Subsidiaries to, (A) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (B) use all reasonable efforts not to shorten or lengthen the customary payment cycles for any of its payables or receivables to the extent such matters are within the control of Company, Parent or any such Subsidiary; (C) use all reasonable efforts to (1) preserve intact their business organizations and the business organization of the Company Business and the Parent Business, as applicable, (2) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company and Parent, each of their respective Subsidiaries and the Company Business and the Parent Business, as applicable, and (3) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; and (D) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of it to be untrue or result in a breach of any covenant made by it in this Agreement.

              (b) Except as described in Section 5.1(b) of the Company Disclosure Schedule, the Company covenants and agrees that, prior to the Effective Time, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed, neither the Company nor any Company Subsidiary will do any of the things enumerated in the second sentence of Section 3.12 (including, without limitation, clauses (i) through (xxvii) thereof).

              (c) Except as described in Section 5.1(b) of the Parent Disclosure Schedule, the Parent covenants and agrees that, prior to the Effective Time, without the prior written consent of Astra, which consent shall not be unreasonably withheld or delayed, neither Parent nor any Hanover Subsidiary will do any of the things enumerated in the second sentence of Section 4.12 (including, without limitation, clauses
(i) through (xxvii) thereof).

       SECTION 5.2 Access to Information. (a) From the date hereof until the Effective Time, upon reasonable notice, each of the Company and Parent shall, and shall cause its respective Subsidiaries and each of such Subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the other reasonable access, during normal business hours and without unreasonable interference with business operations, to its and its respective Subsidiaries' offices, properties, plants, other facilities, books and records and to those of its and its respective Subsidiaries' officers, directors, employees, agents, accountants and counsel who have any knowledge relating to it, its respective Subsidiaries or the Company Business or the Parent Business, as applicable, and
(ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the other such additional financial and operating data and other information regarding its and its respective Subsidiaries' assets and properties and the goodwill of the Company Business and the Parent Business, as applicable, (or legible copies thereof) as the other may from time to time reasonably request.

              (b) No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

       SECTION 5.3. Confidentiality. (a) All information obtained by Parent and the Company pursuant to Section 5.2 shall be kept confidential in accordance with the Confidentiality Agreement.

              (b) Each party hereto hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of the transactions contemplated hereby. At the Effective Time, Parent's obligations under the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.

       SECTION 5.4.  Regulatory and Other Authorizations: Notices and Consents.
(a) Each party hereto shall use all reasonable efforts to obtain (or cause its respective Subsidiaries to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and they will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party agrees to make an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly after the execution hereof, and agrees to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

              (b) Each party hereto shall or shall cause its respective Subsidiaries to use all reasonable efforts to give such notices to third parties and use all reasonable efforts to obtain such third party consents as another party hereto may reasonably deem necessary or desirable in connection with the transactions contemplated by this Agreement.

              (c) Each party hereto shall cooperate and use all reasonable efforts to assist each of the Company and Parent in giving such notices and obtaining such consents; provided, however, that neither Parent nor Astra shall have any obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which Parent may reasonably deem adverse to the interests of Parent, the Company, any Company Subsidiary or the Company Business, or which Astra may reasonably deem adverse to its interests.

       SECTION 5.5. No Solicitation or Negotiation. Astra and the Company agree that between the date of this Agreement and the earlier of (i) the Effective Time and (ii) the termination of this Agreement, neither Astra nor the Company will, nor will either authorize or permit any Company Subsidiary or any officer, director or employee of, or any financial advisor, accountant or other representative retained by, Astra, the Company, any Company Subsidiary or their Affiliates (collectively, the "Company Representatives"), to, directly or indirectly, solicit or encourage any inquiries or proposals for (or which may reasonably be expected to lead to), or engage in discussions with or provide any information to any Person (other than a Company Representative) in connection with, (i) the acquisition of any stock, assets or business of the Company or any Company Subsidiary, (ii) any merger or consolidation involving the Company or any Company Subsidiary or (iii) any recapitalization or restructuring of the Company or any Company Subsidiary, in each case, regardless of whether a third party is involved. Astra and the Company immediately shall cease and cause to be terminated all existing discussions conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Company agrees not to, and to cause each Company Subsidiary not to, without the prior written consent of Parent, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Company or any Company Subsidiary is a party. Parent agrees not enter into any of the foregoing described negotiations or agreements with respect to a capital transaction which would alter the equity structure of Parent until after the earlier of (i) the Effective Time and (il) the termination of this Agreement.

       SECTION 5.6. Resignations. At Closing, Astra shall cause the directors of the Company to submit their resignations.

       SECTION 5.7. Share of CCIA. At Closing, Astra shall cause its wholly-owned subsidiary, Astra Financial Services, Inc. ("AFSI"), to transfer good and valid title to the share of Contract Compression International Argentina, S.A. owned by AFSI to Hanover Maintech, Inc. for no consideration, free and clear of all Encumbrances and in full compliance with Argentine law.

       SECTION 5.8. Indemnification Agreement. Astra shall cause Western Resources, Inc., Astra's parent corporation, to enter into the Indemnification Agreement substantially in the form attached hereto as Exhibit 5.8.

       SECTION 5.9. Put Agreement. Astra shall enter into the Put Agreement, substantially in the form attached hereto as Exhibit 5.9.


                                   ARTICLE VI

                                EMPLOYEE MATTERS

       SECTION 6.1 (a) At the Effective Time, each active employee of the Company ("Company Employee") shall be eligible to participate in and receive benefits under all Parent Plans, subject only to their continued employment with Parent, the Company or their Subsidiaries. For purposes of the Parent Plans, each Company Employee shall be credited with all service performed for the Company, and all service credited under the Company Plan.

              (b) Each Company Employee who otherwise satisfies the eligibility requirements for coverage under the Parent's or any Hanover Subsidiary's group health plan shall be covered under such group health plan without regard to any pre-existing condition exclusion, unless coverage for such pre-existing condition was excluded under the Company's or any Company Subsidiary's group health plan prior to the Effective Date.

              (c) Astra or an Affiliate of Astra, other than Parent, Sub, Surviving Corporation or the Company shall be required to provide continuation coverage as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for all Qualified Beneficiaries (as defined in Section 4980B(g) of the Code and Section 607(3) of ERISA) who prior to the Effective Time have elected COBRA or are eligible to elect COBRA under a Company Plan pursuant to Section 4980B of the Code and Section 602 of ERISA (a "COBRA Beneficiary"). Neither, Parent, Sub, the Surviving Corporation, Company or any Hanover Subsidiary shall be required to provide COBRA to any COBRA Beneficiary entitled to COBRA benefits prior to the Effective Time.

              (d) At the Effective Time, the Company shall cease participation in and employees of the Company shall cease benefit accruals under all Company Plans which (i) are pension plans (as defined in Section 3(2) of ERISA) and (ii) are not maintained or sponsored by the Company exclusively for its employees and former employees (the "Exempt Plans"). Each employee of the Company and any Company Subsidiary shall at the Effective Time become fully vested in his or her accrued benefit under each Exempt Plan.

              (e) At the Effective Time, Parent shall cause the Surviving Company to adopt and implement the Separation Plan attached hereto as Exhibit 6.1(e).


                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

       SECTION 7.1 Conditions to the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act at or prior to the Effective Time.

       SECTION 7.2. Conditions to Obligations of Astra and the Company. The obligations of Astra and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions:

              (a) Representations, Warranties and Covenants. The representations and warranties of Parent and Sub contained in this Agreement shall have been true and correct when made and (i) that are not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects and (ii) that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, (except for changes required by this Agreement) as of the Effective Time, with the same force and effect as if made as of the Effective Time, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by Parent and Sub as of or before the Effective Time shall have been complied with in all material respects, and the Company shall have received a certificate from each of Parent and Sub to such effect signed by a duly authorized officer thereof;

              (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against any of Astra, the Company, Parent or Sub, seeking to restrain or materially and adversely alter the transactions contemplated hereby which in the reasonable good faith determination of Astra is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Material Adverse Effect or otherwise render inadvisable, in the reasonable, good faith determination of Astra, the consummation of the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 7.2(b) shall not apply if either Astra or the Company has directly or indirectly solicited or encouraged any such Action;

              (c) Resolutions. The Company shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of each of Parent and Sub, of (i) the resolutions duly and validly adopted by the board of directors of each of Parent and Sub and (ii) the resolution duly and validly adopted by the stockholders of Sub, in each case evidencing their respective authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

              (d) Incumbency Certificate. The Company shall have received a certificate of the Secretary or an Assistant Secretary of each of Parent and Sub certifying the names and signatures of the officers of each of Parent and Sub authorized to sign this Agreement and the other documents to be delivered hereunder;

              (e) Legal Opinion. The Company shall have received from Neal, Gerber & Eisenberg a legal opinion, addressed to the Company and dated the day of the Effective Time, in a form reasonably acceptable to the Company;

              (f) Registration Rights Agreement. The Registration Rights Agreement shall have been duly authorized, executed and delivered by Parent and, upon due authorization, execution and delivery by Parent, shall be in full force and effect at the Effective Time;

              (g) Consents and Approvals. Parent, Sub, Astra and the Company shall have received, each in form and substance satisfactory to Astra in its reasonable good faith determination, all authorizations, consents, orders and approvals of all

Governmental Authorities and officials and all third party consents which Astra or Parent reasonably deems necessary or desirable for the consummation of the transactions contemplated by this Agreement;

              (h) Organizational Documents. Astra shall have received a copy of (i) the Certificates of Incorporation, as amended (or similar organizational documents), of Parent and of each Hanover Subsidiary, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than 30 Business Days prior to the date of the Effective Time and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the day of the Effective Time, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the Parent By-laws (or similar organizational documents) of the Parent and of each Hanover Subsidiary, certified by the Secretary or Assistant Secretary of each such entity;

              (i) Good Standing: Qualification to Do Company Business. The Company shall have received good standing certificates for the Company and for each Company Subsidiary from the secretary of state of the jurisdiction listed on Section 7.2(i) of the Parent Disclosure Schedule in each case dated as of a date not earlier than twenty Business Days prior to the day of the Effective Time;

              (j) Stockholders' Agreement. The Stockholders' Agreement shall have been duly authorized, executed and delivered by each of Parent, GKH Investments, L.P. and GKH Partners, L.P. and, upon due authorization, execution and delivery by each such Person, shall be in full force and effect at the Effective Time; and

              (k) No Material Adverse Effect. Since the date of the Parent Interim Financial Statements, no event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

       SECTION 7.3 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions:

              (a) Representations, Warranties and Covenants. The representations and warranties of Astra and the Company contained in this Agreement shall have been true and correct when made and (i) that are not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all respects (except for changes required by this Agreement) as of the Effective Time with the same force and effect as if made as of the Effective Time, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by Astra and the Company as of or before the Effective Time shall have been complied with in all material respects, and Parent shall have received a certificate from each of Astra and the Company to such effect signed by a duly authorized officer thereof;

              (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against any of Astra, the Company, Parent or Sub, seeking to restrain or materially and adversely alter the transactions contemplated hereby which in the reasonable good faith determination of Parent is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Material Adverse Effect or otherwise render inadvisable, in the reasonable, good faith determination of Parent, the consummation of the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 7.3(b) shall not apply if either Parent or Sub has directly or indirectly solicited or encouraged any such Action;

              (c) Resolutions. Parent shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of each of Astra and the Company, of the resolutions duly and validly adopted by the Board of Directors of each of Astra and the Company and the stockholders of the Company evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

              (d) Incumbency Certificate of the Company. Parent shall have received a certificate of the Secretary or an Assistant Secretary of each of Astra and the Company certifying the names and signatures of each of Astra and the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder;

              (e) Legal Opinion. Parent shall have received legal opinions from each of the following Persons, addressed to Parent and dated the day of the Effective Time, each in a form reasonably acceptable to Parent: (i) Andrews and Kurth, (ii) Marval, O'Farrell & Mairal, and (iii) John K. Rosenberg, Esq.;

              (f) Consents and Approvals. Parent, Sub, Astra and the Company shall have received, each in form and substance satisfactory to Parent in its reasonable good faith determination, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents which Parent reasonably deems necessary or desirable for the consummation of the transactions contemplated by this Agreement;

              (g) Organizational Documents. Parent shall have received a copy of (i) the Certificates of Incorporation, as amended (or similar organizational documents), of the Company and of each Company Subsidiary, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than 30 Business Days prior to the date of the Effective Time and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the day of the Effective Time, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the Company By-laws (or similar organizational documents) of the Company and of each Company Subsidiary, certified by the Secretary or Assistant Secretary of each such entity;

              (h) Minute Books. Parent shall have received the minute books and stock register of the Company and each Company Subsidiary, certified by their respective Secretaries or Assistant Secretaries as of the day of the Effective Time;

              (i) Good Standing; Qualification to Do Company Business. Parent shall have received good standing certificates for the Company and for each Company Subsidiary from the secretary of state of the jurisdiction listed on Section 7.03(j) of the Company Disclosure Schedule in each case dated as of a date not earlier than twenty Business Days prior to the day of the Effective Time;

              (j) Bank Consent. Parent shall have received all consents to the transactions contemplated by this Agreement as are required by that certain Credit Agreement, dated June 29, 1993, as amended, among Parent, Chemical Bank, as agent, and the other banks party thereto;

              (k)    Stockholders' Agreement.     The Stockholders' Agreement
shall have been duly authorized, executed and delivered by Astra and, upon due authorization, execution and delivery by Astra, shall be in full force and effect at the Effective Time; and

              (l) No Material Adverse Effect. Since the date of the Company Interim Financial Statements, no event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

                                  ARTICLE VIII

                             TERMINATION AND WAIVER

       SECTION 8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time:

              (a)    by Parent if, between the date hereof and the Effective
Time: (i) an event or condition occurs that has resulted in or that could reasonably be expected to result in a Material Adverse Effect with respect to the Company, any Company Subsidiary or the Company Business, (ii) any material representation or warranty of Astra or the Company contained in this Agreement shall not have been true and correct when made, (iii) Astra or the Company shall not have substantially complied with any material covenant or agreement to be complied with by it and contained in this Agreement, or (iv) Astra, the Company or any Company Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Astra, the Company or any Company Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

              (b) by the Company if (i) an event or condition occurs that has resulted in or that could reasonably be expected to result in a Material Adverse Effect with respect to Parent, any Hanover Subsidiary or the Parent Business, (ii) any material representation or warranty of Parent or the Hanover Subsidiaries contained in this Agreement shall not have been true and correct when made, (iii) Parent or the Hanover Subsidiaries shall not have substantially complied with any material covenant or agreement to be complied with by it and contained in this Agreement, or (iv) Parent or any Hanover Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Parent or any Hanover Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

              (c)    by either the Company or Parent if the Merger shall not
have occurred by December 31, 1995; provided, however, that the    right to
terminate this Agreement under this Section 8.01(c) shall not be available to any party whose willful failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Merger to occur on or prior to such date; or

              (d) by either the Company or Parent in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other Action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

              (e)    by the mutual written consent of the Company and Parent.

       SECTION 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 5.3 and 10.1 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

       SECTION 8.3 Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE IX

                                INDEMNIFICATION

       SECTION 9.1 Survival. All representations and warranties contained herein and made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Merger for a period of eighteen months following the Effective Date, regardless of any Investigation made at any time with respect to any of the foregoing or any information the parties may have in respect thereto; provided, however, that (a) the representations and warranties contained in Section 3.16 and Section 4.16 shall survive for a period of five years following the Effective Date; (b) all of the agreements contained herein (including, without limitation, those contained in this Article IX) and the representations and warranties contained in Sections 3.1, 3.2, 3.3, 4.1, 4.2, and 4.3 shall survive without limitation as to time; and (c) the representations and warranties contained in Sections 3.27 and 4.27 shall survive until the expiration of the applicable statutes of limitation (including extensions thereof).

       SECTION 9.2 Parent's and Sub's Right to Indemnification. Subject to the provisions of this Article IX and in addition to any other rights and remedies available to Parent and Sub under applicable law, Astra hereby agrees to indemnify and hold harmless Parent and Sub or any of their respective officers, directors, shareholders, employees, agents, representatives, attorneys, successors, predecessors and assigns (collectively, the "Hanover Indemnified Parties") from and against (a) any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses (including, but not limited to, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defence of the matter) (collectively "Claims"), which may be asserted against or sustained or incurred by any of the Hanover Indemnified Parties in connection with, arising out of, or relating to (i) any breach of any representation or warranty that is made by Astra or the Company herein or in any Exhibit, Schedule, certificate or other document delivered to Parent or Sub by Astra or the Company with respect to Astra or the Company in connection with this Agreement, (ii) any breach of any agreements and covenants made by Astra or the Company herein or in any other document delivered to Parent or Sub by Astra or the Company with respect to Astra or the Company in connection with this Agreement, (iii) any liability of the Company or the Company subsidiaries for sales taxes (together with penalties and interest thereon) in the state of Louisiana for periods prior to the Effective Time as disclosed in Section 3.27 of the Company Disclosure Schedule and (iv) any Liabilities arising from the presence of waste regulated under Environmental Laws on the former landfill and lagoon and associated areas located on the southern half of the Company's East Bernard, Texas facility, provided the indemnification under this Section 9.2(a)(iv) shall apply only if the provisions of paragraph 2(b) of the Put Agreement shall have been complied with by any Hanover Indemnified Party or any transferee to whom such property may be conveyed; and (b) any and all costs and expenses incurred by Parent or Sub and in connection with the enforcement of its rights under this Agreement (all such Claims, costs and expenses collectively, the "Astra Liabilities"). Notwithstanding the foregoing, the aggregate liability of Astra to Parent under this Article IX shall not exceed $60,000,000.

       SECTION 9.3. Astra's and the Company's Right to Indemnification. Subject to the provisions of this Article IX and in addition to any other rights and remedies that may be available to Astra or the Company under applicable law, Parent agrees to indemnify and hold harmless Astra or the Company or any of its officers, directors, shareholders, employees, agents, representatives, attorneys, successors, predecessors and assigns (collectively, the "Astra Indemnified Parties") from and against (a) Claims which may be asserted against or sustained or incurred by any of the Astra Indemnified Parties in connection with, arising out of, or relating to (i) any breach of any representation or warranty that is made by Parent or Sub herein or in any Exhibit, Schedule, certificate or other document delivered to the Company by or on behalf of Parent or Sub in connection with this Agreement,

(ii) any breach of any agreements and covenants made by Parent or Sub herein or in any other document delivered to the Company by or on behalf of Parent or Sub in connection with this Agreement, and (b) any and all costs and expenses incurred by Astra or the Company in connection with the enforcement of its rights under this Agreement (all such Claims, costs and expenses collectively, the "Hanover Liabilities"). Notwithstanding the foregoing, Parent or Subsidiary's aggregate liability under this Article IX shall not exceed $60,000,000.

       SECTION 9.4   Procedure for Claims.

              (a) Notice of Claim. Promptly, but in any event within 30 days after obtaining knowledge of any claim or demand which may give rise to, or could reasonably give rise to, a claim for indemnification hereunder (any such claim an Indemnification Claim), the party or parties entitled to indemnification hereunder (the "Indemnified Party") shall give written notice to the party or parties subject to indemnification obligations therefor (the "Indemnifying Party") of such Indemnification Claim (a "Notice of Claim"). A Notice of Claim shall be given with respect to all Indemnification Claims; provided, however, that the failure to timely give a Notice of Claim to the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party hereunder to the extent that the Indemnifying Party is not prejudiced by such failure. No Indemnified Party shall be entitled to give a Notice of Claim with respect to any representation and warranty after the expiration of the time period for survival thereof as provided in Section 9.1. The Notice of Claim shall set forth, to the extent known to the particular Indemnified Party, the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the Indemnified Party as a result of such Indemnification Claim and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party shall furnish to the Indemnifying Party such information (in reasonable detail) as the Indemnified Party may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

              (b)    Third Party Claims.

              (i) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a "Third Party Claim"), the Indemnifying Party shall have 15 days (or such shorter period if an answer or other response or filing with respect to the pleadings served by the third party is required prior to the 15th day) after the date of receipt by the Indemnifying Party of the Notice of Claim (the "Notice Date") to notify the Indemnified Party in writing of the election by the Indemnifying Party to defend the Third Party Claim on behalf of the Indemnified Party.

              (ii) If the Indemnifying Party elects to defend a Third Party Claim on behalf of the Indemnified Party, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials in its possession which are reasonably required in the defense of the Third Party Claim and the Indemnifying Party shall pay any expenses payable in connection with the defense of the Third Party Claim as they are incurred (whether incurred by the Indemnified Party or Indemnifying Party).

              (iii) In no event may the Indemnifying Party settle or compromise any Third Party Claim without the Indemnified Party's consent, which shall not be unreasonably withheld.

              (iv) If the Indemnifying Party elects to defend a Third Party Claim, the Indemnified Party shall have the right to participate in the defense of the Third Party Claim, at the Indemnified Party's expense (and without the right to indemnification for such expense under this Agreement); provided, however, that the reasonable fees and expenses of counsel retained by the Indemnified Party shall be at the expense of the Indemnifying Party if (A) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (B) the parties to such proceeding include both the Indemnified Party and the Indemnifying Party and there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party; (C) within 10 days after being advised by the Indemnifying Party of the identity of counsel to be retained to represent the Indemnified Party, the Indemnified Party shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to Indemnifying Party), and the Indemnifying Party shall not have retained different counsel reasonably satisfactory to the Indemnified Party; or (D) the Indemnifying Party shall authorize the Indemnified Party to retain separate counsel at the expense of the Indemnifying Party.

              (v) If the Indemnifying Party does elect to defend a Third Party Claim, or does not continue to defend a Third Party Claim, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Indemnifying Party, to defend such Third Party Claim; provided, however, that such expenses shall be payable by the Indemnifying Party only if and when such Third Party Claim becomes payable.

              (vi) To the extent that an Indemnified Party recovers on a Third Party Claim, the amount of such recovery (after deduction of all costs and expenses incurred in connection with such Third Party Claim) shall reduce, dollar-for-dollar, the indemnification obligation otherwise owing by the Indemnifying Party.

              (c)    Cooperation in Defense.      The Indemnified Party shall
cooperate with the Indemnifying Party in the defense of a Third Party Claim. Subject to the foregoing, (i) the Indemnified Party shall not have any obligation to participate in the defense of or to defend any Third Party Claim, and (ii) the Indemnified Party's defense of or its participation in the defense of any Third Party Claim shall not in any way diminish or lessen its right to indemnification as provided in this Agreement.

       SECTION 9.5 Indemnification Threshold. Notwithstanding any other provision of this Agreement, (a) Parent shall not be liable to any Astra Indemnified Party unless and until the aggregate amount of the Hanover Liabilities, if any, exceeds $200,000, in which case Parent shall be liable for all Hanover Liabilities so incurred by such Astra Indemnified Parties, and (b) Astra shall not be liable to any Hanover Indemnified party unless and until the aggregate amount of the Astra Liabilities, if any, exceeds $200,000, in which case Astra shall be liable for all Astra Liabilities so incurred by such Hanover Indemnified Parties; provided, however, that the foregoing threshold shall not apply to any liabilities arising solely from breaches of Section 3.9 or 4.9 or for indemnification pursuant to Section 9.2(a)(iii) and (iv).

       SECTION 9.6 Indemnification Deductible. (a) Astra shall be liable to any Hanover Indemnified Party for Astra Liabilities arising solely from breaches of Section 3.9 only to the extent all such Astra Liabilities exceed $750,000, (b) Astra shall be liable to any Hanover Indemnified Party for Astra Liabilities arising solely under Section 9.2(a)(iv) only to the extent such Astra Liabilities exceed $250,000, provided, however, Hanover shall continue to be responsible for said $250,000 with respect to any successors and assigns and
(c) Parent shall be liable to any Astra Indemnified Party for Hanover Liabilities arising solely from breaches of Section 4.9 only to the extent all such Hanover Liabilities exceed $750,000.

                                   ARTICLE X

                               GENERAL PROVISIONS

       SECTION 10.1  Expenses.     Except as otherwise specified in this
Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Merger shall have occurred.

       SECTION 10.2  Notices.      All notices, requests, claims, demands and
other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

              (a)    if to Parent:

                            Hanover Compressor Company
                            12001 North Houston Rosslyn
                            Houston, Texas  77086
                            Telecopy:   (713) 447-0821
                            Attention:  Michael McGhan, President

                            with a copy to:
                            Neal, Gerber & Eisenberg
                            Two North LaSalle Street
                            Chicago, Illinois  60602
                            Telecopy:   (312) 269-1747
                            Attention:  Richard S. Meller, Esq.

              (b)    if to Sub:

                            Hanover Acquisition Corp.
                            12001 North Houston Rosslyn
                            Houston, Texas  77086
                            Telecopy:   (713) 447-0821
                            Attention:  Michael McGhan, President

                            with a copy to:

                            Neal, Gerber & Eisenberg
                            Two North LaSalle Street
                            Chicago, Illinois  60602
                            Telecopy:   (312) 269-1747
                            Attention:  Richard S Meller, Esq.

              (c)    if to Astra:

                            Astra Resources, Inc.
                            1021 Main Street
                            Suite 1270
                            Houston, Texas  77002-6505

                            Telecopy:   (713) 750-0050
                            Attention:  C. Bob Cline, President

                            with a copy to:

                            John K. Rosenberg
                            818 Kansas Avenue
                            Topeka, Kansas
                            Telecopy:   (913) 575-8136

              (d)    if to the Company:

                            Astra Resources Compression, Inc.
                            1021 Main Street
                            Suite 1270
                            Houston, Texas 77002-6505
                            Telecopy:   (713) 750-0050
                            Attention:  C. Bob Cline. President

                            with a copy to:

                            John K. Rosenberg
                            818 Kansas Avenue
                            Topeka, Kansas
                            Telecopy:   (913) 575-8136

       SECTION 10.3 Public Announcements. Except as required by law, prior to the Effective Time, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties. The parties shall cooperate as to the timing and contents of any such press release or public announcement.

       SECTION 10.4 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

       SECTION 10.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

       SECTION 10.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and/or Astra, on the one hand, and Parent and/or Sub, on the other hand, with respect to the subject matter hereof and thereof.

       SECTION 10.7 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Company and Parent (which consent may be granted or withheld in the sole discretion of the Company or Parent).

       SECTION 10.8 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

       SECTION 10.9 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and Parent or (b) by a waiver in accordance with Section 8.3.

       SECTION 10.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, applicable to contracts executed in and to be performed entirely within that state. All action and proceedings arising out of or relating to this Agreement shall be heard and determined in any Texas state or federal court sitting in the city of Houston, Texas.

       SECTION 10.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

       SECTION 10.12 DTPA Waiver. Each of the parties hereto hereby represents and acknowledges that it is a "Business Consumer" for the purposes of the Texas Deceptive Trade Practices - Consumer Protection Act (subchapter E of Chapter 17 of the Texas Business and Commerce Code), that it has assets of $5,000,000 or more according to its most recent financial statements prepared in accordance with generally accepted accounting principles, that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated by this agreement and by the related agreements, that it has been represented by legal counsel of its choice in entering into this agreement and the related agreements and the transactions contemplated hereby and thereby, and that it is not in a significantly disparate bargaining position with respect to the parties to and the transactions contemplated by this agreement and the related agreements. Each of the parties hereto hereby waives the provisions of the Texas Deceptive Trade Practices Consumer Protection Act other than Section 17.555 thereof, as from time to time amended.

       SECTION 10.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

              IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           ASTRA RESOURCES, INC.


Attest:       /s/ Dwain L. Williams        By:    /s/ C. Bob Cline
              ------------------------            -------------------------
              Name:  Dwain L. Williams            Name:
              Title:  Secretary/Treasurer         Title:



                                           ASTRA RESOURCES COMPRESSION INC.

Attest:       /s/ Dwain L. Williams        By:    /s/ C. Bob Cline
              ------------------------            ------------------------
              Name:  Dwain L. Williams            Name:
              Title: Secretary/Treasurer          Title:


                                           HANOVER COMPRESSOR COMPANY


Attest:       /s/ Richard S. Meller        By:    /s/ William S. Goldberg
              -----------------------             -----------------------
              Name: Richard S. Meller             Name:
              Title: Secretary                    Title:


                                           HANOVER ACQUISITION CORP.


Attest:       /s/ Richard S. Meller        By:    William S. Goldberg
              ----------------------              ------------------------
              Name: Richard S. Meller             Name:
              Title: Secretary                    Title: